STOCK PURCHASE AGREEMENT

                         DATED AS OF JULY 18, 1996

                               By and Among


                      DELTA LIFE AND ANNUITY COMPANY

                            Memphis, Tennessee;


                      SHELBY LIFE INSURANCE COMPANY

                           Memphis, Tennessee;


                                   and

                STANDARD LIFE INSURANCE COMPANY OF INDIANA

                           Indianapolis, Indiana

                             TABLE OF CONTENTS


                                                                       Page
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .5
    1.1   Terms Defined. . . . . . . . . . . . . . . . . . . . . . . . . .5
    1.2   Other Definitional Provisions. . . . . . . . . . . . . . . . . .5

ARTICLE II    SALE OF SHARES AND CLOSING . . . . . . . . . . . . . . . . .5
    2.1   Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . .5
    2.2   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .6
    2.3   Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . .6
    2.4   SMC Common Stock . . . . . . . . . . . . . . . . . . . . . . . .6
    2.5   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . .7
    3.1   Organization . . . . . . . . . . . . . . . . . . . . . . . . . .7
    3.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    3.3   Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . .8
    3.4   No Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .8
    3.5   No Conflicts or Violations . . . . . . . . . . . . . . . . . . .8
    3.6   Books and Records. . . . . . . . . . . . . . . . . . . . . . . .9
    3.7   SAP Statements . . . . . . . . . . . . . . . . . . . . . . . . .9
    3.8   No Other Financial Statements. . . . . . . . . . . . . . . . . 10
    3.9   Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    3.10  Absence of Changes . . . . . . . . . . . . . . . . . . . . . . 10
    3.11  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . 13
    3.12  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 14
    3.13  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    3.14  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . 16
    3.15  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . 17
    3.16  Overtime, Back Wages, Vacation, Minimum Wages, and
          Discrimination Claims. . . . . . . . . . . . . . . . . . . . . 17
    3.17  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.18  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    3.19  Insurance Issued by the Company. . . . . . . . . . . . . . . . 20
    3.20  Threats of Cancellation. . . . . . . . . . . . . . . . . . . . 21
    3.21  Licenses and Permits . . . . . . . . . . . . . . . . . . . . . 21
    3.22  Operations Insurance . . . . . . . . . . . . . . . . . . . . . 22
    3.23  Intercompany Accounts. . . . . . . . . . . . . . . . . . . . . 22
    3.24  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 22
    3.25  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    3.26  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . 23
    4.1   Organization . . . . . . . . . . . . . . . . . . . . . . . . . 23
    4.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    4.3   No Conflicts or Violations . . . . . . . . . . . . . . . . . . 23
    4.4   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    4.5   Purchase for Investment. . . . . . . . . . . . . . . . . . . . 24
    4.6   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    4.7   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE V COVENANTS OF SELLER AND THE COMPANY. . . . . . . . . . . . . . 25
    5.1   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . 25
    5.2   Investigation by the Buyer . . . . . . . . . . . . . . . . . . 25
    5.3   No Negotiations, etc . . . . . . . . . . . . . . . . . . . . . 26
    5.4   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 26
    5.5   Financial Statements and Reports . . . . . . . . . . . . . . . 28
    5.6   Investments. . . . . . . . . . . . . . . . . . . . . . . . . . 28
    5.7   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . 28
    5.8   No Charter Amendments. . . . . . . . . . . . . . . . . . . . . 29
    5.9   No Issuance of Securities. . . . . . . . . . . . . . . . . . . 29
    5.10  No Dividends . . . . . . . . . . . . . . . . . . . . . . . . . 30
    5.11  No Disposal of Property. . . . . . . . . . . . . . . . . . . . 30
    5.12  No Breach or Default . . . . . . . . . . . . . . . . . . . . . 30
    5.13  No Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . 30
    5.14  No Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . 30
    5.15  Intercompany Accounts. . . . . . . . . . . . . . . . . . . . . 30
    5.16  Resignations of Officers and Directors . . . . . . . . . . . . 31
    5.17  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 31
    5.18  Declaration of Extraordinary Dividend. . . . . . . . . . . . . 31
    5.19  Section 338 Election . . . . . . . . . . . . . . . . . . . . . 31
    5.20  Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . 32
    5.21  Notice and Cure. . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI    COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . 32
    6.1   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . 32
    6.2   Notice and Cure. . . . . . . . . . . . . . . . . . . . . . . . 33
    6.3   Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE VII  CONDITIONS TO OBLIGATIONS OF BUYER. . . . . . . . . . . . . 33
    7.1   Representations and Warranties . . . . . . . . . . . . . . . . 33
    7.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 33
    7.3   Officer's Certificates . . . . . . . . . . . . . . . . . . . . 33
    7.4   No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 34
    7.5   No Proceeding or Litigation. . . . . . . . . . . . . . . . . . 34
    7.6   Consents, Authorizations, etc. . . . . . . . . . . . . . . . . 34
    7.7   No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . 34
    7.8   Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . 35
    7.9   Hart-Scott.. . . . . . . . . . . . . . . . . . . . . . . . . . 35
    7.10  Resignation of Officers and Directors. . . . . . . . . . . . . 35
    7.11  Voting Trust Agreement . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VIII  CONDITIONS TO OBLIGATIONS OF SELLER. . . . . . . . . . . . 35
    8.1   Representations and Warranties . . . . . . . . . . . . . . . . 35
    8.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 35
    8.3   Officer's Certificates . . . . . . . . . . . . . . . . . . . . 35
    8.4   No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 36
    8.5   No Proceeding or Litigation. . . . . . . . . . . . . . . . . . 36
    8.6   Consents, Authorizations, etc. . . . . . . . . . . . . . . . . 36
    8.7   Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE IX    SURVIVAL OF PROVISIONS; REMEDIES . . . . . . . . . . . . . 36
    9.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    9.2   Available Remedies . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE X INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 37
    10.1  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 37
    10.2  Defense by the Seller. . . . . . . . . . . . . . . . . . . . . 38
    10.3  Defense by Buyer . . . . . . . . . . . . . . . . . . . . . . . 39
    10.4  Manner of Indemnification. . . . . . . . . . . . . . . . . . . 39
    10.5  Non-Exclusive. . . . . . . . . . . . . . . . . . . . . . . . . 39
    10.6  Assignment of Indemnification. . . . . . . . . . . . . . . . . 39

ARTICLE XI    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 39
    11.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 41

ARTICLE XII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 41
    12.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    12.2  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 42
    12.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    12.4  Public Announcements . . . . . . . . . . . . . . . . . . . . . 42
    12.5  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 43
    12.6  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 43
    12.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    12.8  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    12.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 44
    12.10 No Third Party Beneficiary . . . . . . . . . . . . . . . . . . 44
    12.11 Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . 44
    12.12 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 44
    12.13 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . 44
    12.14 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    12.15 Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . 44
    12.16 Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . 44

                         STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of July 18, 1996 by and among Standard Life
Insurance Company of Indiana, an Indiana corporation (the "Buyer"); Shelby Life Insurance Company, a Tennessee corporation (the
 Company ); and Delta Life and Annuity Company, a Tennessee corporation (the "Seller").

                           W I T N E S S E T H:

    WHEREAS, Seller is the beneficial owner of all 25,000 shares of the authorized, issued and outstanding capital common stock
("Common Stock"), $100.00 par value per share ("the Shares") of Shelby Life Insurance Company; and

    WHEREAS, Seller desires to sell, and Buyer desires to purchase from Seller, all of the Shares of Shelby Life Insurance Company;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

    1.1 Terms Defined. The capitalized terms used in this Agreement and not defined herein shall have the meanings specified in Exhibit A.

    1.2 Other Definitional Provisions. Unless the context otherwise requires, (a) references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular; (b) words denoting gender shall include the masculine, feminine and neuter; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, (d) unless otherwise specified, all Article and Section references pertain to this Agreement; (e) the term "or" means "and/or"; and (f) the phrase "ordinary course of business and consistent with past practice" refers to the business and practice of the Seller or the Company, as the case may be.


                                ARTICLE II

                        SALE OF SHARES AND CLOSING

    2.1 Purchase and Sale. The Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Shares at the Closing upon the terms and subject to the conditions set forth in this Agreement.

    2.2   Purchase Price.  (a)  Subject to adjustment pursuant to
Section 2.3 hereof, the purchase price for the Shares payable at the Closing shall be $13,000,000 in cash from Buyer, $3,000,000 cash dividend from the Company, and the issuance of 250,000 shares of Standard Management Corporation s restricted common stock ( SMC Common Stock ); (b) Not later than two (2) business days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a statutory balance sheet of the Company as of the last day of the most recent calendar month prior to the Closing, adjusted to take into account any dividends to the stockholder paid or to be paid from such date to and including the Closing Date (the Closing Balance Sheet ), together with a list of the investment securities to be held by the Company at the Closing and the respective Fair Market Value and statutory carrying value of each such investment security as of the date which is three (3) business days prior to the Closing Date (the Closing Asset Statement ). The foregoing documents shall be accompanied by a certificate of the Seller, executed by its chief financial officer, to the effect that (i) the Closing Balance Sheet has been prepared in accordance with the books and records of the Company and SAP, and fairly presents the financial position of the Company as of the date thereof, in each case talking into account the foregoing dividend adjustment, and
(ii) the Closing Asset Statement has been prepared in accordance with the books and records of the Company and this Agreement.

    2.3   Adjustment.

          (a) Not later than two (2) business days prior to Closing, the Seller will determine and will deliver to the Buyer a certificate of the chief financial officer of the Seller setting forth the Seller's determination of the Adjusted Capital and Surplus of Company as of the Closing Date, together with true and complete copies of all Work Papers related thereto (collectively, the "Closing Adjusted Capital and Surplus").

          (b) The Adjusted Capital and Surplus of the
    Company shall be determined in accordance with the Formula set forth on Exhibit B hereto.

          (c) If the Closing Adjusted Capital and
    Surplus is less than $8,214,000, the Seller shall cause the difference to be paid to the Company at Closing in cash or in securities acceptable to Buyer.

    2.4 SMC Common Stock. The SMC Common Stock transferred to the Seller pursuant to Section 2.2 hereof shall be non-transferrable by the Seller for a period of two (2) years from the date of Closing. Buyer shall have the right to call any portion of the SMC Common Stock at any time during the first twenty-five (25) months after Closing at a price of $5.00 per share, adjusted for stock splits and stock dividends. Subject to applicable rules and regulations, Seller shall have the right to sell or transfer any portion of the SMC Common Stock at any time after the twenty-fifth month anniversary of the Closing Date. If the SMC Common Stock is not equal in value to the sum of $1,250,000, adjusted for stock splits and dividends, based upon the closing market price on the twenty-fifth month anniversary of the Closing Date, the Buyer shall issue to Seller sufficient additional shares of SMC Common Stock to equal the value of $1,250,000.

    2.5 Closing. The Closing of the transactions contemplated by this Agreement will take place at the offices of Shelby Life Insurance Company, 530 Oak Court, Suite 200, Memphis, Tennessee 38117, or at such other place as both parties shall agree, at 10:00 a.m., local time, on the Closing Date. At the Closing, the Seller will deliver to the Buyer such documents and instruments as the Buyer may reasonably request for the purpose of effectuating the purchase and sale of the Shares and the transactions contemplated hereby, including, without limitation, a certificate or certificates representing the Shares issued in the name of the Buyer.


                                ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SELLER

    The Seller hereby represents and warrants to the Buyer as of the date of this Agreement and as of the Closing as follows:

    3.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Company is an insurance company duly organized, validly existing, and in good standing under the Laws of the State of Tennessee. The Company is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Company to perform its obligations under this Agreement, or on the Business or Condition of the Company.
Section 3.1 of the Disclosure Schedule contains a true and complete list of the states in which the Company is licensed to write life and health insurance. The Seller has furnished to the Buyer true and complete copies of the articles of incorporation (as certified by the appropriate governmental or regulatory authorities) and the Bylaws of the Company, including all amendments thereto.

    3.2 Authority. The Boards of Directors of the Seller and the Company, respectively, have duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the Company and the performance by the Seller and the Company of their respective obligations under this Agreement have been duly and validly autho-

rized by all necessary corporate action on the part of the Seller and the Company. This Agreement constitutes a legal, valid, and binding obligation of the Seller and the Company and is enforceable against the Seller and the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

    3.3 Capital Stock. The authorized capital stock of the Company consists of 25,000 shares of common stock, $100.00 par value per share, of which all 25,000 shares are validly issued and outstanding, fully paid and nonassessable, and owned beneficially and of record by the Seller, free and clear of all Liens, except for Liens disclosed in Section 3.3 of the Disclosure Schedule. Except as disclosed in Section 3.3 of the Disclosure Schedule, there are no outstanding securities, obligations, rights, subscriptions, warrants, options, charter or founders insurance policies, phantom stock rights, or (except for this Agreement) other Contracts of any kind that give any Person the right to (a) purchase or otherwise receive or be issued any shares of capital stock of the Company (or any interest therein) or any security or Liability of any kind convertible into or exchangeable for any shares of capital stock of the Company (or any interest therein) or
(b) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Common Stock, or any rights to participate in the equity, income, or election of directors or officers of the Company.

    3.4 No Subsidiaries. The Company does not control (whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, and whether alone or in combination with others) any corporation, partnership, business organization, or other similar Person.

    3.5 No Conflicts or Violations. The execution and delivery of this Agreement by the Seller and the Company does not, and the performance by the Seller and the Company of their respective obligations under this Agreement will not:

          (a) subject to obtaining the approvals
    contemplated by Sections 5.1 and 6.1 hereof, violate any term or provisions of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Seller or the Company;

          (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Seller or the Company;

          (c) result in the creation or imposition of any Lien upon the Seller or the Company or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Company to perform their respective obligations under this Agreement;

          (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Company is a party or by which any of their respective Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Company to perform its respective obligations under this Agreement, or on the Business or Condition of the Company; or

          (e) require the Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except: (i) as contem-

    plated in Section 5.1 hereof; (ii) as disclosed in
    Section 3.5(e) of the Disclosure Schedule; or (iii) those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Company to perform its respective obligations under this Agreement.

    3.6 Books and Records. The minute books and other similar records of the Company contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholder, Board of Directors, and each committee thereof of the Company. The Books and Records of the Company accurately reflect in all material respects the Business or Condition of the Company.

    3.7 SAP Statements. The Seller has previously delivered to the Buyer true and complete copies of the following SAP Statements:

          (a) Annual Statements of the Company for each of the years ended December 31, 1993, 1994, and 1995 (and the notes relating thereto, whether or not included therein); and

          (b) Audited SAP statements of the Company for each of the years ended December 31, 1993, 1994 and 1995 (and the notes thereto, whether or not included therein); and

          (c) Quarterly Statements of the Company for the first quarter of 1996 (and the notes, if any, relating thereto, whether or not included therein).

          Except as disclosed in Section 3.7 of the Disclosure Schedule, each such SAP Statement complied in all material respects with all applicable Laws when so filed, and all material deficiencies known to Seller or Company with respect to any such SAP Statement have been cured or corrected. Each such SAP Statement (and the notes relating thereto, whether or not included therein), including, without limitation, each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained in the respective SAP Statement, was prepared in accordance with SAP, is true and complete in all material respects, and fairly presents the financial condition, the Assets and Properties, and the Liabilities of the Company as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flow of the Company for and during the respective periods covered thereby.

    3.8 No Other Financial Statements. Except for the financial statements described in Section 3.7 (collectively, the "Financial Statements"), and the December 31, 1993 GAAP financial statements, since March 31, 1996 no other audited financial statements have been prepared by or with respect to the Company (whether on a GAAP, SAP, or other basis).

    3.9 Reserves. All reserves and other similar amounts with respect to insurance and annuities as established or reflected in the SAP Statements of the Company dated as of December 31, 1995 and March 31, 1996 were determined in accordance with generally accepted actuarial principles that are in accordance with those called for by the provisions of the related insurance and annuity Contracts and in the related reinsurance, coinsurance, and other similar Contracts of Company, and meet the requirements of the insurance Laws of the State of Tennessee and states in which such insurance and annuity Contracts were issued or delivered. All such reserves and other similar amounts will be adequate (under gener-

ally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims, and other Liabilities of the Company under all insurance and annuity Contracts under which the Company has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract) on the respective dates of such SAP Statements. The Company owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such required reserves and other similar amounts.

    3.10 Absence of Changes. Except as disclosed in Section 3.10 of the Disclosure Schedule or as specifically reflected in the March 31, 1996 SAP Statement, or except for changes or developments relating to the conduct of the business of the Company after the date of this Agreement in conformity with this Agreement or the requests of the Buyer, since March 31, 1996, there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Except as disclosed in Section 3.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), or except as specifically reflected in the March 31, 1996 SAP Statement, or except for changes or developments relating to the conduct of the business of the Company after the date of this Agreement in conformity with this Agreement or the requests of the Buyer since March 31, 1996, the Company has operated only in the ordinary course of business and consistent with past practice, and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

          (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

          (b) any employment, deferred compensation, or other salary, wage, or compensation Contract entered into between the Company and any of its officers, directors, employees, agents, consultants, or similar representatives, except for normal and customary Contracts with agents and consultants in the ordinary course of business and consistent with past practice; or any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any officer, director, employee, agent, consultant, or other similar representative of the Company other than routine increases that were made in the ordinary course of business and consistent with past practice and that did not result in an increase of more than ten percent (10%) of the respective salary, wages, or compensation of any such Person; or any creation of any Benefit Plan or any contribution to or amendment or modification of any Benefit Plan;

          (c) any issuance, sale, or disposition by the Company of any debenture, note, stock, or other security issued by the Company, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock, or other security issued by the Company;

          (d) any Lien created on or in any of the Assets and Properties of the Company, or assumed by the Company with respect to any of such Assets and Properties, which Lien relates to Liabilities individually or in the aggregate exceeding $50,000 for the Company or which Lien individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

          (e) any prepayment of any Liabilities
    individually or in the aggregate exceeding $20,000;

          (f) any Liability involving the borrowing of money by the Company;

          (g) any Liability incurred by the Company in any transaction (other than pursuant to any insurance or annuity Contract entered into in the ordinary course of business and consistent with past practice) not involving the borrowing of money, except such Liabilities incurred by the Company, the result of which individually or in the aggregate cannot reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

          (h) any damage, destruction, or loss (whether or not covered by insurance) affecting any of the Assets and Properties of the Company, which damage, destruction, or loss individually exceeds $25,000 or the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

          (i) any work stoppage, strike, slowdown, or (to the best knowledge of the Seller or the Company) union organizational campaign (in process or threatened) at or affecting the Company;

          (j) any material change in any underwriting, actuarial, investment, financial reporting, or accounting practice or policy followed by the Company, or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for any other accounting purposes;

          (k) any payment, discharge, or satisfaction by the Company of any Lien or Liability other than Liens or Liabilities that were paid, discharged, or satisfied since December 31, 1995 in the ordinary course of business and consistent with past practice, or were paid, discharged, or satisfied as required under this Agreement;

          (l) any cancellation of any Liability in excess of $10,000 individually or in the aggregate owed to the Company by any other Person;

          (m) any write-off or write-down of, or any determination to write off or down any of, the Assets and Properties of the Company or any portion thereof, except for write-offs or write-downs that do not exceed $10,000 individually or in the aggregate for the Company;

          (n) any sale, transfer, or conveyance of any investments, or any other Assets and Properties, of the Company with an individual book value or with an aggregate book value in excess of $50,000, except as contemplated in
    Section 5.6 and except in the ordinary course of business and consistent with past practice;

          (o) any amendment, termination, waiver,
    disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company, the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

          (p) any transaction or arrangement under which the Company paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets and Properties or any service to, (i) any officer or director of the Seller or the Company (except for payments of salaries and wages in the ordinary course of business and consistent with past practice, and except for payments made pursuant to any Contract disclosed in Section 3.10(b) or Section 3.17(a) of the Disclosure Schedule), or of any Affiliate of the Seller or the Company, or of any such officer of director; (ii) any business or other Person in which the Seller or the Company, any such officer or director, or any such Affiliate has any material interest, except for advances made to, or reimbursements of, officers or directors of the Seller or the Company for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice; or any Affiliate of the Company pursuant to any Contract of the type described in Section 3.17(g);

          (q) any material amendment of, or any failure to perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract (except good faith disputes over claims) that involves or reasonably would involve the annual expenditure or receipt by the Company of more than $25,000 or that individually or in the aggregate is material to the Business or Condition of the Company;

          (r) any material decrease in the amount of, or any material change in the nature of, the insurance or annuities in force of the Company or any material change in the amount or nature of the reserves, liabilities or other similar amounts of the Company with respect to insurance and annuity Contracts (including, without limitation, reserves and other similar amounts of a type required to be reflected respectively on lines 1 through 10 on page 3 of an Annual Statement of the Company);

          (s) any amendment to the articles or
    certificate of incorporation or Bylaws of the Company;

          (t) any termination, amendment, or execution by the Company of any reinsurance, coinsurance, or other similar Contract, as ceding or assuming insurer;

          (u) any expenditure or commitment for
    additions to property, plant, equipment or other tangible or intangible capital assets of the Company, except for any expenditure or commitment that does not exceed $25,000 individually or the result of which individually or in the aggregate does not have and may not reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

          (v) any amendment or introduction by the Company of any insurance or annuity Contract other than in the ordinary course of business and consistent with past practice; or

          (w) any Contract to take any of the actions described in this Section other than actions expressly per-

    mitted under this Section.

    3.11 No Undisclosed Liabilities. Except to the extent specifically reflected in the balance sheet included in the December 31, 1995 SAP Statement (or in the notes relating thereto), or except as disclosed in Section 3.11 of the Disclosure Schedule, there were no Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) against, relating to, or affecting the Company as of December 31, 1995 that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Except to the extent specifically reflected in the balance sheet included in the March 31, 1996 SAP Statement (or in the notes relating thereto), or except as disclosed in Section 3.11 of the Disclosure Schedule, since March 31, 1996, the Company has not incurred any Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

    3.12  Tax Matters.

          (a) The Company and its subsidiaries have filed all Tax Returns and other federal and state, local and foreign information returns and payee statements (including, but not limited to, Internal Revenue Service forms 1096, 1098, 1099-MISC, 1099-R, and 5498) that they are required to file. All such Tax Returns, information returns, and payee statements were correct and complete in all material respects. All Taxes owed by the Company and any of its subsidiaries (whether or not shown on any Tax Return) have been paid when due or adequately reserved for. Except for the taxable year 1995, the Company and any of its subsidiaries is/are not currently the beneficiary of any extension of time within which to file any Tax Return, information returns, or payee statements. To the best of the Seller s knowledge for the years 1965 through and including 1994 and without qualification thereafter, no claim has ever been made by an authority in a jurisdiction where the Company and any of its subsidiaries does/do not file Tax Returns, information returns, or payee statements that it/they is/are or may be subject to taxation by that jurisdiction, which would have an adverse material affect on the Business or Condition of the Company. There are no security interests attached to any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

          (b) The Company and any of its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, policyholder, or other third party.

          (c) Neither Seller nor the Company nor any of its subsidiaries expect any authority to assess any additional Taxes for any period for which Tax Returns have been or should have been filed. There is no dispute or claim concerning any Tax Liability of the Company or any of its subsidiaries either
    (A) claimed or raised by any authority in writing or (B) as to which Seller and the Company and its subsidiaries have knowledge based upon personal contact with any agent of such authority. Section 3.12(c) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and its subsidiaries for the taxable years ending 1994 and 1995. Section 3.12(c) of the Disclosure Schedule further lists all Tax Returns for taxable years since 1986 that have been audited and lists all Tax Returns for any taxable year that are currently the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns listed on
    Section 3.12(c) of the Disclosure Schedule, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries for any taxable year covered by any such Tax Return.

          (d) Except as disclosed on Section 3.12(d) of the Disclosure Schedule, the Company and its subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company and its subsidiaries are not a party to any Tax allocation or sharing agreement. The
    Company and its subsidiaries have not been (or has any Liability for unpaid Taxes because it once was) a member of an affiliated group during any part of any consolidated return year.

          (f) Section 3.12(f) of the Disclosure Schedule sets forth the tax basis of the Company in its assets.

          (g) The unpaid Taxes of the Company and its subsidiaries do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company s SAP or GAAP Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries in filing its/their Tax Returns.

          (h) Section 3.12(h) of the Disclosure Schedule sets forth all federal Tax Returns for any taxable year for which the applicable statute of limitations has not expired.

    3.13 Litigation. Except as disclosed in Section 3.13 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) There are no actions, suits,
    investigations, or proceedings pending (assuming the legal department of the Company has received actual notice thereof), or (to the best knowledge of the Seller) threatened, against the Seller or the Company or any of their Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Company to perform its respective obligations under this Agreement, or on the Business or Condition of the Seller or the Company.

          (b) There are no actions, suits,
    investigations, or proceedings pending, or (to the best knowledge of the Seller) threatened, against the Company or any of their respective Assets and Properties, at law or in equity, in, before, or by any Person that individually involve a claim or claims for any injunction or similar relief or for Damages exceeding $25,000 or an unspecified amount of Damages.

          (c) There are no writs, judgments, decrees, or similar orders of any Person outstanding against the Seller or the Company that individually exceed $10,000 or that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Seller or the Company, and there are no injunctions or similar orders of any Person outstanding against the Seller or the Company.

    3.14  Compliance With Laws.  Except as disclosed in
Section 3.14 of the Disclosure Schedule, the Company is not in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Company or any of its Assets and Properties, the result of which violation individually or violations in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Without limiting the generality of the foregoing:

          (a) Since January 1, 1996, the Company has duly and validly filed or caused to be so filed all reports, statements, documents, registrations, filings, or submissions that were required by Law to be filed with any Person and as to which the failure to so file, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company; all such filings complied with applicable Laws in all material respects when filed and, no material deficiencies have been asserted by any Person with respect to any such filings.

          (b) The Seller has previously delivered to the Buyer the reports reflecting the results of the most recent financial examination of the Company issued by either the State of Ohio or the State of Tennessee. Except as disclosed in Section 3.14(b) of the Disclosure Schedule, all material deficiencies or violations in such report have been resolved to the satisfaction of either the State of Ohio or the State of Tennessee.

          (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, all outstanding insurance and annuity Contracts issued, reinsured, or underwritten by the Company are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the juris-

    diction where issued or have been filed with and not objected to by such authority within the period provided for objection.

          (d) Section 3.14(d) of the Disclosure Schedule contains a true and complete list of each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code
    Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by the Company to, or maintained or sponsored for the benefit of any employees of, any other Person, and each determination letter relating to the creation or amendment of any such plan or Contract. Except as disclosed in Section 3.14(d) of the Disclosure Schedule, each such plan or Contract in all material respects conforms with, and has been offered, sold, maintained, and sponsored in accordance with, all applicable Laws. Except as disclosed in Section 3.14(d) of the Disclosure Schedule, the Company is not a fiduciary with respect to any plan or Contract referenced in this
    Section 3.14(d).
            (1)         The Company does not provide
          administrative or other contractual services for any plan or Contract referenced in this Section 3.14(d), including, but not limited to, any third party administrative services for an Employee Welfare Benefit Plan.

            (2) To the extent that the Company maintains any collective or commingled funds or accounts which restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in Section 3.14(d)(2) of the Disclosure Schedule) has been established, maintained and operated in accordance with all applicable Laws, has maintained its tax-exempt status and has no non-qualified plans or trusts or other taxable entities investing in it.

            (3) In addition to the representations and warranties contained in Section 3.13, there are no claims pending, or (to the best knowledge of the Seller or the Company) threatened, against the Company or any of its Assets and Properties, under any fiduciary liability insurance policy issued by or to the Company that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

    3.15 Employee Benefits. Neither the Company nor any of its subsidiaries have ever had any Employee Benefit Plans and no Liabilities or obligation of any kind whatsoever with respect to any current or former Employee Benefit Plans. The Seller and the Company and any of its subsidiaries have no knowledge of any basis for any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to any former Employee Benefit Plans of the Company or any of its subsidiaries.

    3.16 Overtime, Back Wages, Vacation, Minimum Wages, and Discrimination Claims. There are no present or former employees of the Company or any of its subsidiaries who have any claims against it/them (whether under federal or state law, any employment agreement, or otherwise) on account of or for: (a) wages or salaries (excluding bonuses in amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (b) overtime pay, other than overtime paid for the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned and accrued for, in respect to the current fiscal year, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or pertaining to discrimination in employment.

    3.17 Properties. Except as disclosed in Section 3.17 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) The Company has good and valid title to all debentures, notes, stocks, securities, and other assets that are of a type required to be disclosed in Schedules B through DB of its Annual Statement and that are owned by it, free and clear of all Liens.

          (b) The Company neither owns nor has a valid leasehold interest in any tangible personal property other than policy files and Books and Records of the Company.

          (c) The Company has, and at all times after the Closing will have, the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement, or other Liens, all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, and service marks that are used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in Section 3.17(c) of the Disclosure Schedule), and all computer software, programs, and similar systems owned by or licensed to the Seller or the Company or any Affiliate of the Company or used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in Section 3.17(c) of the Disclosure Schedule). Neither the Seller nor the Company is in conflict with or in violation or infringement of, nor has the Seller or the Company received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other Person with respect to any intellectual property or any computer software, programs, or similar systems, including, without limitation, any of such items disclosed in Section 3.17(c) of the Disclosure Schedule.

    3.18 Contracts. Section 3.18 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to the Buyer, together with all amendments thereto), to which the Company is a party or by which any of its Assets and Properties is or may be bound:

          (a) all employment, agency, consultation, or representation Contracts or other Contracts of any type (including, without limitation, loans or advances) with any present officer, director, employee, agent, consultant, or other similar representative of the Company (or former officer, director, employee, agent, consultant or similar representative of the Company, if there exists any present or future liability with respect to such Contract, whether now existing or contingent) (other than Contracts with consultants and similar representatives who do not receive compensation of $50,000 or more per year and other than employment or agency Contracts, not containing terms which are unduly burdensome to the Company, with agents who do not receive compensation of $50,000 or more per year), and the name, position, and rate of compensation of each such Person and the expiration date of each such Contract, as well as all sick leave, vacation, holiday, and other similar practices, procedures, and policies of the Company established or administered other than as Benefit Plans;

          (b) all Contracts with any Person containing any provision or covenant limiting the ability of the Company to engage in any line of business or to compete with or to obtain products of services from any Person or limiting the ability of any Person to compete with or to provide products or services to the Company;

          (c) all partnership, joint venture,
    profit-sharing, or similar Contracts with any Person (other than Benefit Plans);

          (d) all Contracts relating to the borrowing of money by the Company or to the direct or indirect guarantee by the Company of any obligation for borrowed money in excess of $25,000 in the aggregate for the Company or any of its Affiliates, or any other Liability in respect of indebtedness of any other Person, including without limitation any Contract relating to the maintenance of compensating balances that are not terminable by the Company without penalty upon not more than sixty (60) calendar days' notice, any line of credit or similar facility, the payment for property, products, or services of any other Person even if such property, products, or services are not conveyed, delivered, or rendered, or the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; Section 3.18(d) of the Disclosure Schedule contains a true and complete list of any requirements for consents or approvals of creditors needed to consummate the transactions contemplated hereby;

          (e) all leases or subleases of real property used in the Company's business, operations, or affairs, and all other leases, subleases, or rental or use Contracts for which the Company is liable;

          (f) all Contracts relating to the future disposition or acquisition of any investment in or security of any Person or of any interest in any business enterprise (other than the disposition or acquisition of investments in the ordinary course of business and consistent with past practice);

          (g) all Contracts or arrangements (including, without limitation, those relating to the sharing or allocation of expenses, personnel, services, or facilities) between or among the Seller and the Company and any of their respective Affiliates or any other Person who is described in
    Section 3.10(p);

          (h) all reinsurance, coinsurance, or other similar Contracts indicating, with respect to each such Contract, the information required to be disclosed in Schedule S of the Company's Annual Statement;

          (i) all outstanding proxies, powers of
    attorney, or similar delegations of authority of the Company, except for powers of attorney for the service of process pursuant to applicable insurance Laws with respect to the Company;

          (j) all Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts issued, reinsured, or underwritten by the Company and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by the Company, without penalty or other Liability, within six (6) months after March 31, 1996; and

          (k) all other Contracts (other than insurance and annuity Contracts issued, reinsured, or underwritten by the Company) that involve the payment or potential payment pursuant to the terms of such Contracts, by or to the Company of more than $50,000 individually or in the aggregate or that are otherwise material to the Business or Condition of the Company.

    Each Contract disclosed or required to be disclosed in the Disclosure Schedule pursuant to this Section is in full force and effect and constitutes a legal, valid, and binding obligation of the Company (and to the best knowledge of the Seller) of each other Person that is a party thereto in accordance with its terms; and neither the Company (to the best knowledge of the Seller) nor any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract). Except as disclosed in Section 3.18 of the Disclosure Schedule (with a specific reference to this sentence), the Company is not a party to or bound by any Contract that was not entered into in the ordinary course of business and consistent with past practice or that has or may reasonably be expected to have, individually or in the aggregate with any other Contracts, a material adverse effect on the Business or Condition of the Company. The Company is not a party to or bound by any collective bargaining or similar labor Contract.

    3.19 Insurance Issued by the Company. Except as required by Law or except as disclosed in Section 3.19 of the Disclosure
Schedule (with paragraph references corresponding to those set forth below):

          (a) All insurance or annuity Contract benefits payable to the Company by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with the Company have in all material respects been paid in accordance with the terms of the insurance, annuity, and other Contracts under which they arose, except for such benefits for which the Company reasonably believes there is a reasonable basis to contest payment.

          (b) No outstanding insurance or annuity
    Contract issued, reinsured, or underwritten by the Company entitles the holder thereof or any other Person to receive dividends, distributions, or to share in the income of the Company or receive any other benefits based on the revenues or earnings of the Company or any other Person.

          (c) The underwriting standards utilized and ratings applied by the Company and (to the best knowledge of the Seller and the Company) by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with the Company conform in all material respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar Contracts.

          (d) To the best knowledge of the Seller and the Company, all amounts to which the Company is entitled under reinsurance, coinsurance, or other similar Contracts
    (including without limitation amounts based on paid and unpaid losses) are fully collectible.

          (e) Except as set forth on Section 3.19 (e) of the Disclosure Schedule, and except for such instances as in the aggregate would not have a material adverse effect on the Company, neither the Seller nor the Company nor any of its subsidiaries have knowledge of any instance where (i) any insurance agent who, at the time such agent wrote, sold or produced business for the Company or any of its subsidiaries, was not duly licensed as an insurance agent for the type of business written, sold or produced by such agent for the Company or any of its subsidiaries in the particular jurisdiction in which such agent wrote, sold or produced such business for the Company or any of its subsidiaries, or (ii) any such insurance agent violated any law or order applicable to the writing, sale or production of business for the Company or any of its subsidiaries with respect to any business written, sold or produced by such agent for the Company or any of its subsidiaries.

          (f) The tax treatment under the Code of all insurance, annuity or investment policies, plans, or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, issued or sold by the Company is and at all times has been the same to the Buyer, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase. For purposes of this Section 3.19(f), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 89, 101, 104, 105, 106, 125, 130, 401, 402, 403, 404, 408, 412, 415, 419,
    419A, 501, 505, 817, 818, 7702, and 7702A of the Code.

    3.20  Threats of Cancellation.  Except as disclosed in
Section 3.20 of the Disclosure Schedule, since March 31, 1996 no policyholder, group of policyholder Affiliates, or Persons writing, selling, or producing insurance business that individually or in the aggregate accounted for five percent 5% or more of the premium or annuity income of the Company for the year ended December 31, 1995, has terminated or (to the best knowledge of the Seller or the Company) threatened to terminate its relationship with the Company.

    3.21  Licenses and Permits.  Except as disclosed in
Section 3.21 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) The Company has previously delivered to the Buyer true and complete copies of all certificates of authority that are required for its business, operations, and affairs and that the failure to so own or hold has or may reasonably be expected to have a material adverse effect on its Business or Condition.

          (b) All such certificates of authority are valid and in full force and effect, and free of any restrictions imposed by any Person.

    3.22 Operations Insurance. Section 3.22 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or affairs of the Company or affect or relate to the ownership, use, or operations of any of the Assets and Properties of the Company and that have been issued to the Company or any of its Affiliates (including, without limitation, the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or that are held by the Company or by any Affiliate of the Seller for the benefit of the Company following the Closing. All such insurance is in full force and effect and (to the best knowledge of the Seller and the Company) is with financially sound and reputable insurers and, in light of the business, operations, and affairs of the Company, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

    3.23 Intercompany Accounts. Other than reimbursed direct expenses as reflected in the March 31, 1996 SAP Statement, or except as disclosed in Section 3.23 of the Disclosure Schedule, there are no intercompany accounts (receivable or payable) other than in the ordinary course of business and consistent with past practice between the Company and any of its Affiliates. Except as disclosed in Section 3.23 of the Disclosure Schedule, since
March 31, 1996 all settlements of such intercompany accounts have been made, and all allocations of such intercompany expenses have been applied, in the ordinary course of business and consistent with past practice.

    3.24 Bank Accounts. Section 3.24 of the Disclosure Schedule contains a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading, or other similar relationship and a true and complete list and description of each such account, box, and relationship, indicating in each case the account number.

    3.25 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Buyer, without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Buyer or the Seller for a finder's fee, brokerage commission, or similar payment.

    3.26 Disclosure. Neither this Agreement nor any certificate furnished by the Seller or the Company to the Buyer in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact by the Seller or the Company or omits to state a material fact by the Seller or the Company necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.


                                ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

    The Buyer hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing as follows:

    4.1 Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Indiana and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Buyer is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failure, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer to perform its obligations under this Agreement or on the Business or Condition of the Buyer.

    4.2 Authority. The Board of Directors of the Buyer has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes a legal, valid, and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.
    4.3 No Conflicts or Violations. The execution and delivery of this Agreement by the Buyer do not, and the performance by the Buyer of its obligations under this Agreement will not:

          (a) subject to obtaining the approvals
    contemplated by Section 6.1 hereof, violate any term or provi-

    sion of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Buyer;

          (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles of incorporation or Bylaws of the Buyer;

          (c) result in the creation or imposition of any Lien upon the Buyer or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement;

          (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Buyer is a party or by which any of its Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement; or

          (e) require the Buyer to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except as contemplated in Section 6.1, as disclosed in writing to the Seller, or those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement.

    4.4 Litigation. There are no actions, suits investigations, or proceedings pending against the Buyer, or (to the best knowledge of the Buyer) threatened against the Buyer, at law or in equity, in, before, or by any Person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer to perform its obligations under this Agreement or on the Business and Condition of the Buyer.

    4.5   Purchase for Investment.  The Shares will be acquired
by the Buyer for its own account for the purpose of investment.
The Buyer agrees that:   it will not offer, sell, pledge, hypothe-

cate, or otherwise dispose of the shares unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act of 1933 and any other applicable securities laws, or (ii) in compliance with an opinion of counsel to the Buyer, delivered to the Seller and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition does not violate the Securities Act of 1933 or such other securities laws; and the certificate(s) representing the Shares shall bear a legend evidencing the restrictions or transfer set forth in the foregoing clause.

    4.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Buyer directly with the Seller, without the intervention of any Person on behalf of the Buyer in such manner as to give rise to any valid claim by any Person against the Seller or the Buyer for a finder's fee, brokerage commission, or similar payment.

    4.7 Disclosure. Neither this Agreement nor any certificate furnished by the Buyer to the Seller in connection with this Agreement or the transactions contemplated hereby contains any untrue statement by the Buyer of material fact or omits to state a material fact by the Buyer necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.


                                 ARTICLE V

                    COVENANTS OF SELLER AND THE COMPANY

    The Seller and the Company covenant and agree with the Buyer that, at all times before the Closing, the Seller and the Company will comply with all of the covenants and provisions of this
Article V, except to the extent the Buyer may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

    5.1 Regulatory Approvals. The Seller and Company will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of the Seller or the Company to consummate the transactions contemplated hereby, and provide such other information and communications to such governmental and regulatory authorities as the Buyer or such authorities may reasonably request; and cooperate with the Buyer in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental, lender or regulatory authorities and others required of the Buyer to consummate the transactions contemplated hereby, including, without limitation, all filings required under the Hart-Scott-Rodino Antitrust Improvements Act (15 U.S.C. ss 18(a)) ( Hart-Scott ), and any required approvals of the insurance regulatory authorities in the States of Tennessee and Indiana, including without limitation, as requested by the Buyer, the approval of the Insurance Commissioner of the State of Tennessee to the extraordinary dividend in the amount of $3,000,000 to be declared by the Board of Directors of the Company pursuant to
Section 5.18.

    5.2 Investigation by the Buyer. The Seller and the Company will provide (a) the Buyer, its lenders, and their respective counsel, accountants, actuaries, and other representatives with full access, upon prior notice and during normal business hours, to all facilities, officers, employees, agents, accountants, actuaries, Assets and Properties, and Books and Records of the Seller and the Company and will furnish the Buyer and such other Persons during such period with all such information and data (including, without limitation, copies of Contracts, Benefit Plans, and other Books and Records) concerning the business, operations, and affairs of the Company as the Buyer or any of such other Persons reasonably may request and (b) the Buyer with timely notice of and full access to all meetings (and all actions by written consent in lieu thereof) of the board of directors and stockholders of the Company involving matters which are not in the ordinary course of business and consistent with past practice, except such meetings as involve only matters related to the consummation of the transactions contemplated herein.

    5.3 No Negotiations, etc. The Seller and the Company will not take, and will not permit any Affiliate of the Seller or the Company (or permit any other Person acting for or on behalf of the Seller or the Company or any Affiliate of the Seller or the Company) to take, directly or indirectly, any action (a) to seek or encourage any offer or proposal from any Person to acquire any shares of capital stock or any other securities of the Company or any interest therein or Assets and Properties thereof or any interest therein; (b) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with the Company; (c) to liquidate, dissolve, or reorganize the Company in any manner; (d) to acquire or transfer any Assets and Properties of the Company or any interests therein, except as contemplated by the terms of this Agreement, except in the ordinary course and consistent with past practice; (e) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, or reorganization; or (f) to furnish or cause to be furnished any information with respect to the Company to any Person (other than the Buyer) that the Seller or the Company or any Affiliate of the Seller or the Company (or any Person acting for or on behalf of the Seller or the Company or any other Affiliate of the Seller or the Company) knows or has reason to believe is in the process of attempting or considering any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution, or reorganization.

    5.4 Conduct of Business. Prior to Closing and except as specifically permitted herein, the Company will conduct its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing:

          (a) The Seller and the Company will use all commercially reasonable efforts to (i) preserve intact the Company's present business organization, reputation, and policyholder relations; (ii) keep available the services of the Company's present officers, directors, employees, agents, consultants, and other similar representatives; (iii) maintain all licenses, qualifications, and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified, or authorized; (iv) maintain in full force and effect all Contracts, documents, and arrangements referred to in Section 3.17 hereof, (v) maintain all Assets and Properties of the Company in good working order and condition, ordinary wear and tear excepted and (vi) continue all current marketing and selling activities relating to the business, operations, or affairs of the Company.

          (b) The Seller and the Company will cause the Books and Records of the Company to be maintained in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, or accounting practice or policy of the Company or in any assumption underlying such practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes (including, without limitation, any practice, policy, assumption, or method relating to or affecting the determination of the Company's investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses, or lapses).

          (c) Assuming actual knowledge thereof, the Seller and the Company will: (i) properly prepare and duly and timely file all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to the business, operations, or affairs of the Company; and (ii) duly and fully pay all Taxes indicated by such Tax Returns or otherwise levied or assessed upon the Company or any of its Assets and Properties, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that the Company is required to so withhold or collect and pay assuming actual knowledge of such Taxes, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the Books and Records of the Company in accordance with SAP.

          (d) The Company will: (i) cause all reserves and other similar amounts with respect to insurance and annuity Contracts established or reflected in the Company's Books and Records to be (A) established and reflected on a basis consistent with those reserves and other similar amounts and reserving methods followed by the Company at December 31, 1995 and (B) good, sufficient and adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other Liabilities of the Company under all insurance and annuity Contracts pursuant to which the Company has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract); and (ii) continue to own assets that qualify as legal reserve assets under all applicable insurance Laws in an amount at least equal to the required reserves of the Company.

          (e) The Company will use all commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 3.21 of the Disclosure Schedule. Any and all benefits under such Contracts paid or payable (whether before or after the effective date of this Agreement) with respect to the busi-

    ness, operations, affairs, or Assets and Properties of the Company will be paid to the Company.

          (f) The Company will continue to comply, in all material respects, with all Laws applicable to its business, operations, or affairs.

          (g) The Company will determine its Adjusted
    Capital and Surplus consistent with past practice for determining capital and surplus on its Financial Statements for any interim period and will not take any actions the effect of which may be to cause its Adjusted Capital and Surplus to be less than $8,214,000 immediately after the Closing.

    5.5   Financial Statements and Reports.

          (a) The Seller will deliver to the Buyer a true and complete copy of the Annual Statement filed by the Company for the year ended December 31, 1995, prepared in accordance with SAP and which shall present fairly the financial condition, the Assets and Properties, and the Liabilities of the Company as of the date thereof and the results of operations, capital and surplus account, and cash flow of the Company for and during each of the periods covered thereby; prior to Closing, the Seller will deliver to the Buyer audited SAP statements of the Company for the year ended December 31, 1995, including notes thereto; and

          (b) As promptly as practicable, the Seller will deliver to the Buyer true and complete copies of such other material financial statements, reports, or analyses as have been actually prepared by the Company or any Affiliate of the Company in accordance with past practice and as relate to the Company's business, operations, or affairs, including, without limitation, normal internal reports (such as those reflecting monthly premiums, claims, and cash flow) and special reports (such as those of consultants).

          (c) The Seller will cooperate with the Buyer to cause to be prepared at Buyer s expense audited GAAP
    Financial Statements for the Company for each of the years ended December 31, 1994 and 1995 (and the notes relating thereto).

    5.6 Investments. The Company will invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties, and any cash funds currently held by the Company, exclusively in cash equivalent assets, short-term investments or fixed maturity securities (all of which permissible investments shall consist only of United States government issued or guaranteed securities, commercial paper rated A-I or PI, or certificates of deposit issued by one or more of the banks or financial institutions listed in Section 5.6 of the Disclosure Schedule), except as otherwise required by Law or except as required to provide cash (in the ordinary course of business and consistent with past practice) to meet the Company's reasonably anticipated current obligations or except as consented to or required by the Buyer. The Company will take such steps as are necessary to ensure that such investment Assets that are classified as Non-Admitted Assets under SAP or by the applicable insurance regulatory authorities for the Company, do not at any time exceed the respective amounts of Non-Admitted assets for the Company as of December 31, 1995.

    5.7   Employee Matters.

          (a) Except as may be required by Law or as disclosed in Section 5.7 of the Disclosure Schedule, or except for such representations, promises, changes, alterations, or amendments that do not and will not result in any Liability to the Company, or the Buyer, the Seller and the Company will refrain from directly or indirectly:

            (i) making any representation or promise, oral or written, to any officer, director, employee, agent, consultant, or other similar representative of the Company concerning any Benefit Plan;

            (ii) making any change to, or amending in any way, the Contracts, salaries, wages, or other compen-

          sation of any officer, director, employee, agent, consultant, or other similar representative of the Company whose annual compensation exceeds $50,000, other than routine changes or amendments that (a) are made in the ordinary course of business and consistent with past practice, (b) do not and will not result in increases of more than ten percent (10%) in the salary, wages, or other compensation of any such Person, and
          (c) do not and will not exceed, in the aggregate, ten percent (10%) of the total salaries, wages, and other compensation of all employees of the Company;

            (iii)       adopting, entering into, amending, alter-

          ing, or terminating, partially or completely, any Benefit Plan;

            (iv)        adopting, entering into, amending, alter-

          ing, or terminating, partially or completely, any employment, agency, consultation, or representation Contract that is, or had it been in existence on the effective date of this Agreement would have been, required to be disclosed in Section 3.18(a) of the Disclosure Schedule;

            (v) approving any general or company-wide pay increases for officers, directors, employees, agents, consultants, or other similar representatives of the Company; or

            (vi) entering into any Contract with any officer, director, employee, agent, consultant, or other similar representative of the Company that is not terminable by the Company, without penalty or other Liability, upon not more than sixty (60) calendar days' notice.

    5.8 No Charter Amendments. The Company will not amend the articles or certificate of incorporation or Bylaws of the Company and will refrain from taking any action with respect to any such amendment.

    5.9 No Issuance of Securities. The Company will refrain from authorizing or issuing, any shares of capital stock or other equity securities of the Company, or from entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

    5.10 No Dividends. Except for dividends and distributions declared after the date of this Agreement in conformity with this Agreement or which have been approved in writing by the Buyer and for which any required regulatory approvals have been received, the Company will refrain from declaring, setting aside, or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

    5.11  No Disposal of Property.  Except as set forth in
Section 5.11 of the Disclosure Schedule or as expressly provided in this Agreement, the Company will not (a) dispose of any of its Assets and Properties or permit any of its Assets and Properties to be subjected to any Liens, except to the extent any such dis-

position or any such Lien is made or incurred in the ordinary course of the business and consistent with past practice, (b) sell any material part of its insurance products, operations, or business to any third party (other than sales of insurance products in the ordinary course of business consistent with past practice),
(c) enter into any contracts obligating the Company to administer the insurance operations of any Person other than any Affiliate or
(d) enter into any Contracts permitting any Person other than any Affiliate of the Company to administer the Company's insurance operations.

    5.12 No Breach or Default. The Company will not violate or breach, and will not take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation, breach, or default in any way under any term or provision of any Contract to which the Company is a party or by which any of its Assets and Properties is or may be bound.

    5.13 No Indebtedness. The Company will not create, incur, assume, guarantee, or otherwise become liable for, and will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any Liability, and will not waive any right to receive any direct or indirect payment or other benefit under any Liability owing to the Company.

    5.14  No Acquisitions.  The Company will not (a) merge, con-

solidate, or otherwise combine or agree to merge, consolidate, or otherwise combine with any other Person, (b) acquire or agree to acquire blocks of business of, or all or substantially all the Assets and Properties or capital stock or other equity securities of any other Person, or (c) otherwise acquire or agree to acquire control or ownership of any other Person.

    5.15 Intercompany Accounts. At least five Business Days before the Closing, the Seller will deliver to the Buyer a true and complete list and description of all intercompany accounts (receivable or payable) between the Company and any Affiliate of the Company to be outstanding on the Closing Date. The Company will not enter into any Contract or, except as required by any Contract disclosed in Section 3.18(g) of the Disclosure Schedule, engage in any transaction with any of its Affiliates.

    5.16 Resignations of Officers and Directors. Seller and the Company will cause the members of the Board of Directors and officers of the Company to tender, effective at the Closing, their resignations from the Board of Directors and offices then held by such officers in the Company.

    5.17 Tax Matters. The Seller will refrain and will cause the Company to refrain (a) from making, filing, or entering into (whether before or after the Closing) any election, consent, or agreement with respect to the Company or any of its Assets and Properties and (b) from amending or cancelling any reinsurance, coinsurance, or other Contract without the written consent of the Buyer.

    5.18 Declaration of Extraordinary Dividend. As soon as practicable after the receipt by the Company of the written request of the Buyer, the Board of Directors of the Company shall declare an extraordinary dividend upon the Common Stock of the Company in the amount of $3,000,000, payable to the Seller on the Closing Date, and shall promptly thereafter make application to the Tennessee Commissioner of Insurance for approval of such dividend simultaneously with the Commissioner s approval of Buyer s application for approval of its acquisition of the Shares.

    5.19 Section 338 Election. At Buyer s option, Seller and Company will join with Buyer or Buyer s subsidiary in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a Section 338(h)(10) Election ) with respect to the purchase and sale of the shares of the Company. Seller will pay any tax attributable to the making of any Section 338(h)(10) Election and will indemnify Buyer against any Damages arising out of any failure to pay such tax. Seller will also pay any state, local, or foreign Tax (and indemnify Buyer against any Damages arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the shares of the Company. Buyer shall reimburse Seller for any additional taxes incurred with respect to a Section 338(h)(10) Election, including any state, local or foreign Tax, by increasing the amount of the purchase price in
Section 2.2 by an amount equal to any additional taxes incurred by Seller with respect to the Section 338(h)(10) Election.

    The allocation of the value of the transferred assets shall be in accordance with and as provided by Section 338 and the regulations thereunder of the Code. Within thirty (30) days of the Closing Date, Buyer shall provide Seller with a preliminary allocation of the value of the transferred assets for Seller s review and approval, which approval shall not be unreasonably withheld or delayed. In the event that the Buyer and Seller cannot agree upon the allocation of value, the parties shall engage Ernst & Young to determine such allocation, which determination shall be binding on both parties. Buyer shall pay the cost of any allocation by Ernst & Young. The parties agree that any tax returns or other tax information that they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard the parties agree that, to the extent required, they will each properly prepare and timely filed Form 8023-A in accordance with the Code.

    5.20  Disclosure Schedule.  The Seller shall deliver the
Disclosure Schedule to the Buyer no later than twenty (20) business days after the date hereof.

    5.21 Notice and Cure. The Seller will notify the Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the effective date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Seller also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the effective date of this Agreement.


                                ARTICLE VI

                            COVENANTS OF BUYER

    The Buyer covenants and agrees with the Seller that, at all times before the Closing, the Buyer will comply with all covenants and provisions of this Article VI, except to the extent the Seller may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

    6.1 Regulatory Approvals. The Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of the Buyer to consummate the transactions contemplated hereby, including without limitation all filings required under Hart-Scott and any required approvals of the insurance regulatory authorities in the States of Tennessee and Indiana, including the filing by the Buyer of a Form A with such regulatory authorities within thirty (30) business days after the effective date of this Agreement; (b) provide such other information and communications to such governmental and regulatory authorities as the Seller or such authorities may reasonably request; and (c) cooperate with the Seller in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities required of the Seller to consummate the transactions contemplated hereby.

    6.2 Notice and Cure. The Buyer will notify the Seller promptly in writing of, and contemporaneously will provide the Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the effective date of this Agreement that causes or will cause any covenant or agreement of the Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Buyer also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the effective date of this Agreement.

    6.3   Disclosure Schedule.  The Buyer shall deliver the
Disclosure Schedule to the Seller no later than twenty (20) business days after the date hereof.


                                ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF BUYER

    The obligations of the Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Buyer).

    7.1 Representations and Warranties. The representations and warranties made by the Seller in this Agreement and the statements of the Seller contained in the Disclosure Schedule shall be true as of the effective date of this Agreement, the certifications given pursuant to Section 5.5(d) shall be true as of the date given, and all of such representations, warranties, certifications and statements shall be true on and as of the Closing Date as though such representations, warranties, certifications and statements were made on and as of the Closing Date.

    7.2 Performance. The Seller and the Company shall have performed and complied with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by the Seller and/or the Company at or before the Closing, including those specifically referred to elsewhere in this
Article VII.

    7.3 Officer's Certificates. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date in the form of Exhibit C hereto and executed by the chief executive officer, chief operating officer, or chief financial officer of the Seller, certifying (with respect to the Seller and, as appropriate, the Company) as to the fulfillment of the conditions set forth in this
Article VII. In addition, the Seller shall have delivered to the Buyer a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of the Seller, certifying that the Seller has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

    7.4 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions con-

templated by this Agreement.

    7.5 No Proceeding or Litigation. There shall not be instituted, pending, or (to the best knowledge of the Buyer or the Seller) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding may, in the reasonable opinion of the Buyer, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller, the Company, or the Buyer to perform its respective obligations under this Agreement, or on the Business or Condition of the Buyer, or the Company. There shall not be in effect on the Closing Date any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to the Company or the Seller.

    7.6 Consents, Authorizations, etc. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to Section 4.3 and necessary to permit the Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to permit the Buyer to acquire the Shares pursuant to this Agreement (including, without limitation, any requisite action of the insurance regulatory authorities in the State of Tennessee and the State of Indiana, in each case without the abrogation or diminishment of the Company's authority or license or the imposition of significant restrictions upon the transactions contemplated hereby) shall have been obtained and shall be in full force and effect, and the Seller and the Company shall have obtained all consents, approvals, authorizations and clearances referred to in Section 5.1 and the Buyer shall have received evidence satisfactory to it of the receipt of such con-

sents, approvals, authorizations and clearances.

    7.7 No Adverse Change. Except as disclosed in Section 3.10 of the Disclosure Schedule or as specifically reflected in the December 31, 1995 Annual Statement of the Company (it being under-

stood that no material adverse trend has been so disclosed or reflected), or except for changes or developments relating to the conduct of the Company's business after the effective date of this Agreement in conformity with the requests of the Buyer, since December 31, 1995 there shall not have been, occurred, or arisen any change in, or any event (including, without limitation, any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

    7.8 Opinion of Counsel. The Seller shall have delivered to the Buyer the opinion, dated the Closing Date, of Waring Cox, PLC, counsel to the Seller, substantially in the same form as set forth in Exhibit D hereto.

    7.9 Hart-Scott. Buyer and Seller shall have made all filings required under Hart-Scott, and all waiting periods shall have been passed without any action having been taken by the Department of Justice or any other governmental department. Buyer will bear the cost of all filing fees required pursuant to Hart-Scott.

    7.10 Resignation of Officers and Directors. The resignations of the members of the Board of Directors and officers of the Company pursuant to Section 5.16, effective as of the Closing Date, shall have been delivered to the Buyer on or before the Closing
Date.

    7.11 Voting Trust Agreement. The Seller shall execute and deliver a Voting Trust Agreement with the Buyer substantially in the same form as set forth in Exhibit E hereto on or before the Closing.


                               ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF SELLER

    The obligations of the Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller).

    8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true as of the effective date of this Agreement and shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

    8.2 Performance. The Buyer shall have performed and complied with all agreements, covenants, obligations, and condi-

tions required by this Agreement to be so performed or complied with by the Buyer at or before the Closing.

    8.3 Officer's Certificates. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date in the form of Exhibit F hereto and executed by the chief executive officer or the chief financial officer of the Buyer, certifying with respect to the Buyer as to the fulfillment of the conditions set forth in this
Article VIII. In addition, the Buyer shall have delivered to the Seller a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of the Buyer certifying that the Buyer has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, including, without limitation, that Buyer has taken all action necessary to authorize the acquisition of the Shares, and that the resolutions (true and complete copies of which shall be attached to the cer-

tificate) of the Board of Directors of the Buyer with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

    8.4 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions con-

templated by this Agreement.

    8.5 No Proceeding or Litigation. There shall not be instituted, pending, or (to the best knowledge of the Buyer or of the Seller) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit investigation, or other proceeding may, in the reasonable opinion of the Seller, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer or the Seller to perform its obligations under this Agreement, or on the Business or Condition of the Seller.

    8.6 Consents, Authorizations, etc. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to Section 3.5 and necessary to permit the Seller to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and the Buyer shall have obtained all consents, approvals, authorizations and clearances referred to in Section 6.1 and the Seller shall have received evidence satisfactory to it of the receipt of such consents, approvals, authorizations and clearances.

    8.7 Opinion of Counsel. The Buyer shall have delivered to the Seller the opinion, dated the Closing Date, of Stephen M.
Coons, counsel to the Buyer, substantially in the same form as set forth in Exhibit G hereto.


                                ARTICLE IX

                     SURVIVAL OF PROVISIONS; REMEDIES

    9.1 Survival. The representations, warranties, covenants, and agreements respectively made by the Seller and the Buyer in this Agreement, in the Disclosure Schedule, or in any certificate respectively delivered by the Seller or the Buyer pursuant to
Section 7.3 or Section 8.3 will survive the Closing:

          (a) until the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) in the case of the representations and warranties of the Seller respectively set forth in Sections 3.1, 3.2, 3.3, and 3.12 hereof; and

          (b) until the second anniversary of the Closing in the case of all other representations, warranties, covenants, and agreements, except that covenants and agreements to be performed after the Closing in accordance with their terms will survive until the last period to which any such Tax benefit could be carried pursuant to the Code.

    9.2 Available Remedies. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfac-

tion of precedent conditions or of precedent requirements imposed upon another party hereto, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing on the Closing Date.


                                 ARTICLE X

                              INDEMNIFICATION

    10.1 Indemnification. Seller shall indemnify and hold Buyer, Company, and its Affiliates and the officers, directors, shareholders, employees, and agents of Buyer and its Affiliates
( Indemnified Persons ) harmless from and against and in respect of each and all of the following:

          (a) any and all Liabilities of the Company or any of its subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, existing on the dates of the SAP or GAAP Financial Statements, to the extent not reflected, disclosed or reserved against in full in the SAP or GAAP Financial Statements or as specifically referred to in any Schedule hereto;

          (b) any and all Liability, damage, deficiency or expense to any Indemnified Party resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any agreement on the part of Seller contained in this Agreement or from any misrepresentation or omission contained in any statement or certificate furnished to the Buyer pursuant hereto or in connection with the transactions contemplated hereby; and

          (c) any and all Liability, damage, deficiency or expense to any Indemnified Party resulting from Seller s failure to deliver to Buyer good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of any restrictions on transfer (other than any restrictions under state insurance laws, the Securities Act and state securities laws), claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands; and

          (d) any and all accounts, claims, suits, proceedings, audits, investigations, demands, assessments or judgment, costs and expenses including reasonable attorneys fees and court costs, incident to any of the foregoing, regardless of the outcome thereof, including without limitation, the litigation referred to in 3.13 of the Disclosure Schedule attached hereto; and

          (e)  the indemnification provided for in Section 10.1
    (a) and (b) shall be further restricted by the requirement that Buyer and/or Company may not seek indemnity from Seller until claims, damages, etc. have been sought or assessed against Buyer and/or Company as evidenced by some correspondence or proceeding believed to be legitimate by Buyer and/or Company in the aggregate amount of at least $100,000.

    10.2  Defense by the Seller.

          (a) Buyer and/or Company shall promptly give notice to Seller after the Buyer and/or Company has knowledge of any claim or the commencement of legal proceedings, whichever shall first occur, against an Indemnified Party or any of the Company s subsidiaries in respect of which recovery may be sought by an Indemnified Party against Seller under the indemnity set forth in this Article and shall permit Seller at its sole cost and expense, to assume the defense of any such claim or any litigation resulting from such claim. Failure of the Seller to notify Buyer and/or Company of its election to defend any such action within ten (10) business days after notice thereof shall have been given to them shall be deemed a waiver by Seller of their right to so defend such action.
    If Seller assumes the defense of any such claim or litigation resulting therefrom, the obligations hereunder of Seller as to such claim shall be limited to taking all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and using reasonable care in defending or settling such claims and to holding Indemnified Parties harmless from and against any losses, damages or liabilities caused by or arising out of any settlement approved by Seller or any judgment in connection with such claim or litigation resulting therefrom. Except with the consent of Buyer and/or Company, Seller shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which, in each case, does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. Buyer and/or Company shall be entitled to join in the defense of any such action, with its own counsel, at its sole cost and expense.

          (b) The obligations of the Seller enumerated in Sections 10.1 and 10.2(a) are subject to the following: (i) Buyer shall notify Seller in writing, after Buyer obtains actual knowledge of any claim or matter asserted by Buyer to fall within Sections 10.1 and/or 10.2(a), of any such claim or matter, in a manner which will not materially adversely affect the ability of Seller to protect its interests and to perform its obligations under Sections 10.1 and/or 10.2(a); and (ii) Buyer shall take no action or fail to take any action to admit liability, waive any applicable statute of limitation, affect coverage rights under any applicable policy of insurance, and/or otherwise to materially adversely affect the ability of Seller to protect its interests and to perform its obligations under Sections 10.1 and/or 10.2(a); and (iii) If Seller assumes the defense of any claim or litigation resulting from any such claim or matter, the Buyer shall cooperate in good faith with Seller in the defense thereof.

    10.3 Defense by Buyer. If Seller does not assume the defense of any such claim or litigation resulting therefrom, Buyer and/or Company may defend against such claim or litigation in such matter as it may deem appropriate including but not limited to settling such claim or litigation, on such terms as Buyer and/or Company may deem appropriate and Seller will promptly reimburse Buyer and/or Company for the amount of such settlement, together with the amount of all expenses and costs, legal or otherwise, incurred by Buyer and/or Company in connection with the defense or settlement of such claim or litigation. If no settlement of such claim or litigation is made, in the sole discretion of Buyer and/or Company, Seller shall promptly reimburse Buyer and/or Company for the amount of any judgment rendered with respect to such claim or in such litigation and for all expenses and costs, legal or otherwise, incurred by Buyer and/or Company in defending against such claim or litigation. The reimbursement required herein by Seller shall be made within twenty (20) business days after Buyer and/or Company has demanded such reimbursement in writing from Seller.

    10.4 Manner of Indemnification. Buyer and/or Company shall be entitled to set off any indemnification arising hereunder against any indebtedness owed Seller, if any, after giving prior written notice to Seller against the earliest installment payment due the Seller, or, at the sole option of Buyer and/or Company, such indemnification shall be effected by payment of cash or delivery of a certified or bank cashiers check for the amount of such indemnification without set-off.

    10.5 Non-Exclusive. The provisions of this Article X shall be in addition to any other rights which Buyer and/or Company may otherwise have in connection with this Transaction.

    10.6  Assignment of Indemnification.  The Buyer and the
Company may assign its rights to indemnification under this
Article X to any direct or indirect transferee or transferees of all the Shares, and each such transferee shall have the same rights to indemnification under this Article X as the Buyer and the Company.


                                ARTICLE XI

                                TERMINATION

    11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

          (a) at any time before the Closing, by mutual written agreement of the Seller and the Buyer; or

          (b) by the Buyer effective on the giving of written notice from the Buyer to the Seller stating the Buyer's disapproval of any aspect of the Business or Condition of the Company (including, without limitation, any aspect disclosed pursuant to the information included in the Disclosure Schedule); provided, that such written notice must be received by the Seller within ten (10) business days after delivery of the Disclosure Schedule pursuant to Section 5.21. Delivery of the notice provided in this Section 11.1(b) shall not be deemed to create any express or implied obligation on the part of the Buyer to negotiate concerning or to justify its termination pursuant to this Section, such termination being in the Buyer's sole and absolute discretion; or

          (c) at any time by the Seller if any of the covenants set forth in Article VI shall have been breached or any of the conditions set forth in Article VIII hereof shall not have been satisfied, performed, or complied with, in any material respect, at or before the Closing Date and such breach, non-satisfaction, non-performance, or non-compliance has not been cured or eliminated within thirty (30) calendar days after notice thereof has been given to the Buyer, or if the Disclosure Schedule is not delivered to the Seller within twenty (20) business days after the date hereof, or if the Disclosure Schedule or other information provided to the Seller discloses any change in, or event, trend, condition or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Buyer and such change, event, trend, condition or state of facts has not been cured or eliminated within ten (10) days after notice thereof has been given to Buyer, provided that at the time of such termination the Seller has neither breached any of the covenants set forth in Article V nor failed to satisfy, perform, or comply with any of the conditions set forth in
    Article VII hereof, in any material respect; or

          (d) at any time by the Buyer if any of the covenants set forth in Article V shall have been breached or any of the conditions set forth in Article VII hereof shall not have been satisfied, performed, or complied with, in any material respect, before the Closing Date and such breach, non-satisfaction, non-performance or non-compliance has not been cured or eliminated within thirty (30) days after notice thereof has been given to the Seller, or if the Disclosure
    Schedule is not delivered to the Buyer within twenty (20) business days after the date hereof, or if the Disclosure Schedule or other information provided to the Buyer discloses any change in, or event, trend, condition or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company and such change, event, trend, condition or state of facts has not been cured or eliminated within ten (10) days after notice thereof has been given to the Seller, provided that at the time of such termination the Buyer has neither breached any of the covenants set forth in Article VI nor failed to satisfy, perform, or comply with any of the conditions set forth in
    Article VIII hereof, in any material respect; or

          (e) at any time after November 30, 1996, by the Seller or the Buyer, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (e).

    11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no Liability on the part of the Seller or the Buyer (or any of their respective officers, directors, employees, agents, consultants, or other representatives), except that the provisions relating to confi-

dentiality in Section 12.4 will continue to apply following any such termination; provided, however, that notwithstanding anything in this Section to the contrary, no party electing to terminate this Agreement pursuant to Section 11.1 will be relieved of any Liability for Damages that the electing party may have to the other party by reason of the electing party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).


                                ARTICLE XII

                               MISCELLANEOUS

    12.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first class postage prepaid, to the parties at the following addresses:

    If to the Seller, to:

           Gerald Tsai, Jr.
           Chairman and CEO
           Delta Life and Annuity Company
           530 Oak Court, Suite 200
           Memphis, TN  38117
           Telecopy:  (910) 684-0337

           With a copy to:

           Delta Life and Annuity Company
           530 Oak Court, Suite 200
           Memphis, Tennessee 38117
           Attention:  Ms. Bettye S. Adams
           Telecopy:  (901) 684-0337


    If to the Buyer, to:

           Standard Life Insurance Company of Indiana
           9100 Keystone Crossing
           Suite 600
           Indianapolis, Indiana  46240
           Attention:  Ronald D. Hunter, Chairman & Chief
Executive Officer
           Telecopy:  (317) 574-6227

    With a copy to:

           Stephen M. Coons, Esq., General Counsel
           9100 Keystone Crossing, Suite 600
           Indianapolis, Indiana  46240
           Telecopy:  (317)574-6227

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article XII will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

    12.2 Entire Agreement. Except for documents executed by the Seller and the Buyer pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits thereto, the Disclosure Schedule, and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

    12.3 Expenses. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Article X), each of the Seller and the Buyer will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

    12.4 Public Announcements. At all times at or before the Closing, the Seller and the Buyer will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If the Seller and the Buyer are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section may be disclosed or otherwise provided by the Seller or the Buyer to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

    12.5 Confidentiality. Each of the Seller and the Buyer will hold, and will cause its respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all confidential documents and confidential information concerning the other party furnished to it by the other party or such other party's officers, directors, employees, agents, consultants, or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Neither the Seller nor the Buyer will disclose or otherwise provide any such confidential documents or confidential information to any other Person, except to the Buyer's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors, and other consultants and advisors who need such documents or information in connection with this Agreement and except as required by the provisions of Sections
5.1 and 6.1.

    12.6 Further Assurances. The Seller and the Buyer agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Company. Without limiting the generality of the foregoing, the Seller will give and will cause its Affiliates to give representatives of the Buyer reasonable access to all Books and Records of the Seller and its Affiliates reasonably requested by the Buyer in the preparation of any post-Closing financial statements, reports, or Tax Returns.

    12.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by the chief executive officer or the chief operating officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

    12.8 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of the Seller and the Buyer.

    12.9   Counterparts.  This Agreement may be executed simul-

taneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

    12.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Seller and the Buyer, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

    12.11 Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Marion County, Indiana and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the federal district courts serving Marion County, Indiana or Shelby County, Tennessee; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court; and (d) agrees that service of any court paper may be effected on such party by mail, at the address provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

    12.12  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA
(EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).

    12.13 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assigns.

    12.14  Assignment.  Except as otherwise provided herein
(including, without limitation, as provided in Section 10.6), this Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other party hereto.

    12.15 Headings, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

    12.16 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of the Seller or the Buyer under this Agreement will not be materially and adversely affected thereby; (a) such provision will be fully severable;
(b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a party hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, effective as of the date first written above.

                                DELTA LIFE AND ANNUITY COMPANY


                                By:

                                Name: /s/ Gerald Tsai, Jr.
                                      -------------------------------------
                                Title:Chairman and CEO
                                      -------------------------------------


                                SHELBY LIFE INSURANCE COMPANY


                                By:

                                Name: /s/ Allan Jones
                                      -------------------------------------
                                Title:Chairman and Chief Operations Officer
                                      -------------------------------------



                                STANDARD LIFE INSURANCE COMPANY
                                OF INDIANA


                                By:
                                Name: /s/ Ronald D. Hunter
                                      -------------------------------------
                                Title:Chairman and CEO
                                      -------------------------------------

                                                                  EXHIBIT A


                           DEFINITIONS OF TERMS


    "Adjusted Capital and Surplus" as of any date shall mean the Company's statutory capital and surplus as of such date, adjusted pursuant to the Formula set forth on Exhibit B hereto and deter-

mined based on SAP consistently applied throughout the specified period and in the immediately prior comparable period.

    "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

    "Agreement" shall mean this Stock Purchase Agreement, together with the exhibits and the Disclosure Schedule attached hereto, and the Contracts and other documents to be executed and delivered respectively by Seller and Company pursuant hereto.

    "Annual Statement" shall mean any annual statement of the Company filed with or submitted to the insurance regulatory authority in the State of Tennessee on forms prescribed or permitted by such authority.

    "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed whether tangible or intangible, whether abso-

lute, accrued, contingent, fixed, or otherwise, and wherever sit-

uated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going-concern value.

    "AVR" shall mean the asset valuation reserve required to be established and maintained by the Company at any particular date, calculated in accordance with SAP.

    "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

    "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in the City of New York are authorized or obligated to close under the Laws of the State of New York.

    "Business or Condition" shall mean the organization, exist-

ence, authority, capitalization, business, licenses, financial condition, cash flow, management, sales force, solvency, prospects, SAP results of operations, insurance or annuities in force, SAP capital and surplus, AVR, Liabilities, or Assets and Properties of a specified Person.

    "Buyer" shall have the meaning ascribed to it in the preamble of this Agreement.

    "Claim Notice" shall mean written notification of a Third
Party Claim by an Indemnified Party to an Indemnifying Party pursuant to Section 10.4(a), enclosing a copy of all papers served, if any.

    "Closing" shall mean the closing of the transactions contem-

plated by this Agreement as provided in Section 2.3.

    "Closing Adjusted Capital and Surplus" shall have the meaning ascribed to in Section 2.3 hereof.

     Closing Asset Statement and Closing Balance Sheet have the respective meaning set forth in Section 2.2(b).

    "Closing Date" shall mean the later of (a) the fifth Business Day next following the date upon which the last of the orders or approvals described in Sections 5.1, 5.2, 6.1, and 6.2 has been obtained, including without limitation the approvals under all applicable insurance holding company Laws, (b) November 30, 1996, or (c) such other date as the Buyer and Seller may mutually agree upon in writing.

    "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

    "SMC Common Stock" shall have the meaning ascribed to it in
Section 2.2 hereof.

    "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, reinsurance agreement, reinsurance treaty, or other contract or commitment (whether written or oral).

    "Damages" shall mean any and all monetary damages, Liabili-

ties, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, tre-

ble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, default, or assessment).

    "Disclosure Schedule" shall mean the bound record dated the effective date of this Agreement, furnished by Seller to the Buyer, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

     Employee Benefit Plan means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an employee pension benefit plan, as defined in ERISA section 3 (2), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multi-employer plan, as defined in ERISA section 3 (37)), or (d) employee welfare benefit plan as defined in ERISA section 3 (1), or material fringe benefit plan, or program.

    "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in
Section 3(2) of ERISA, which is or was in existence on or before the Closing Date and to which the Company is or may hereafter become obligated in any manner as an employer.

    "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in
Section 3(1) of ERISA, which is or was in existence on or before the Closing Date and to which the Company is or may hereafter become obligated in any manner as an employer.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

    "ERISA Affiliate" shall mean any Person under common control
(as defined in Section 414 of the Code) with the Company.

     Fair Market Value means, with respect to any investment security as of any given date, the closing price of such investment security on such date on the national securities exchange or over-the-counter market on which it is listed for trading or, if no closing price is available, the average of the closing bid and asked prices thereof on such date, in each case as published in the Northeastern Edition of the Wall Street Journal.

    "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

    "Indemnified Party" shall mean a Person claiming indemnifi-

cation under Section 10.2 or 10.3.

    "Indemnifying Party" shall mean a Person against whom claims of indemnification are being asserted under Section 10.2 or 10.3.

    "Indemnity Notice" shall have the meaning ascribed to it in
Section 10.5(e).

    "IRS" shall mean the United States Internal Revenue Service or any successor agency.

    "Laws" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law in the United States of America, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

    "Liabilities" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due).

    "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing.

    "Non-Admitted Assets" shall mean any assets of the Company required to be reported as "assets not admitted" on Exhibit 13 of any Annual Statement or Quarterly Statement filed by the Company.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

    "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

    "Purchase Price" shall have the meaning ascribed to it in
Section 2.2.

    "Quarterly Statement" shall mean any quarterly statement of the Company filed with or submitted to the insurance regulatory authority in the State of Tennessee on forms prescribed or permitted by such authority.

    "SAP" shall mean the accounting practices required or per-

mitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the State of Tennessee consistently applied throughout the specified period and in the immediately prior comparable period.

    "SAP Statements" shall mean the Annual Statements, Quarterly
Statements, and other financial statements and presentations of the Company prepared in accordance with SAP and delivered to the Buyer pursuant to either or both of Sections 3.7 and 5.5.

    "Seller" shall have the meaning ascribed to it in the preamble of this Agreement and shall include the Company, unless the context otherwise requires.

    "Shares" shall have the meaning ascribed to it in the preamble of this Agreement.

     Tax means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, state insurance guaranty association assessments or other taxes or assessments of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     Tax Return means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Work Papers" shall mean all summaries, calculations, compi-

lations and similar written documentation derived from the accounts of the Company and used or prepared by accountants in the process of computing Adjusted Capital and Surplus.

                                                                  EXHIBIT B

                          FORMULA FOR DETERMINING
                  ADJUSTED CAPITAL AND SURPLUS OF COMPANY
                          AS OF THE CLOSING DATE
                        PURSUANT TO SECTION 2.3(b)

    The Adjusted Capital and Surplus of the Company on the Closing Date shall be determined as follows (the "Formula"):

    1. SAP Capital and Surplus as of the month end prior to the Closing Date, PLUS:

    2. The AVR held by the Company as of the month end prior to the Closing Date, MINUS:

    3. The $3,000,000 dividend to be paid by the Company to Seller at Closing.

                                                                  EXHIBIT C

                 FORM OF CERTIFICATE OF OFFICER OF SELLER


    At the Closing, the Seller shall deliver to the Buyer a certificate, dated the Closing Date, executed by the Chief
Executive Officer, Chief Operating Officer or Chief Financial
Officer of the Seller, to the following effect:

    Pursuant to the provisions of Section 7.3 of that certain
Stock Purchase Agreement dated July ____, 1996 (the Agreement ) by and among Delta Life and Annuity Company (the Seller ), Shelby Life Insurance Company (the Company ), and Standard Life Insurance Company of Indiana (the Buyer ), and relating to the purchase and sale of 25,000 shares of the common capital stock $100.00 par value of the Company (the Stock ) by the Seller to the Buyer, I, the undersigned [Chief Executive Officer/Chief Operating Officer/Chief Financial Officer] of the Seller do hereby certify to the Buyer as follows:

    1.     That I am the duly elected [Chief Executive
Officer/Chief Operating Officer/Chief Financial Officer] of the
Seller, and in that capacity have the requisite power and authority to execute and deliver this certificate on behalf of the Seller and, as appropriate, the Company;

    2. That the representations and warranties of the Seller and the Company made in connection with the Agreement and contained in Article III thereof and in the Disclosure Schedule attached to the Agreement and the certifications given pursuant to Section 5.5(d) of the Agreement are true and correct as of the date of this certificate as though made by the Seller and the Company on and as of the date, whether or not they were untrue or incorrect prior to such date;

    3. That the Seller and the Company have each performed and complied with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by the Seller and/or the Company at or before the Closing, including those specifically referred to in Articles V and VII of the Agreement; and

    4. That all of the conditions to the obligations of the Buyer to purchase the Stock from the Seller set forth in Article
VII of the Agreement have been fulfilled.

                                                                  EXHIBIT D

                    FORM OF SELLER S COUNSEL S OPINION


    At the Closing, Seller shall deliver to Purchaser the opinion of its counsel, Waring Cox, PLC, to the following effect:

    1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to enter into the Agreement and perform its obligations thereunder.

    2. The Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions listed on
Section 3.1 of the Disclosure Schedule, and has full corporate power and authority to enter into the Agreement and perform its obligations thereunder.

    3. The execution and delivery of the Agreement by the Seller and the Company and the performance of their respective obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Seller and the Company, and the Agreement constitutes the legal, valid and binding obligation of the Seller and the Company and is enforceable against each of them in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or limiting creditors rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other Person before which any such proceeding therefor may be brought.

    4. The authorized capital stock of the Company is as set forth in Section 3.3 of the Agreement; all of such shares are validly issued and outstanding, fully paid and nonassessable, and 25,000 of such shares are owned beneficially and of record by the Seller, free and clear of all Liens, except as may be disclosed in
Section 3.3 of the Disclosure Schedule; and there are no securities, obligations, rights, subscriptions, warrants, options, charter or founders insurance policies, phantom stock rights, or Contracts of any kind of the Company which are subject of any rights or options of the nature described in Section 3.3 of the Agreement.

    5. The execution and delivery of the Agreement by the Seller and the Company does not, and the performance by the Seller and the Company of their respective obligations under the agreement will not, subject to obtaining the approvals contemplated by Sections
5.1 and 6.1 of the Agreement, (a) violate any term or provisions of any Law or any writ, judgment, decree, injunction or similar order applicable to the Seller or the Company; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Seller or the Company; (c) result in the creation or imposition of any Lien upon the Seller, the Company or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Seller or the Company to perform their respective obligations under the Agreement, or on the Business or Condition of the Seller or the Company; or (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Seller or the Company is a party or by which any of their respective Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Seller or the Company to perform its respective obligations under the Agreement, or on the Business or Condition of the Seller or the Company.

    6. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal or state law, including the laws of the State of Tennessee and the State of Indiana, which require the Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of the Agreement, or in the Business or Condition of the Seller or the Company, in connection with the execution and delivery of the Agreement and the performance by the Seller and the Company of their respective obligations under the Agreement has been obtained or, in the case of any such waiting period, has expired.

    7. To such counsel s actual knowledge, except as disclosed in Section 3.13 of the Disclosure Schedule: (a) there are no actions, suits investigations or proceedings pending or threatened against the Seller or the Company or any of their respective Assets and properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Seller or the Company to perform their respective obligations under the Agreement, or on the Business or Condition of the Company; and (b) there are no writs, judgments, decrees or similar orders of any Person restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Agreement.

                                                           EXHIBIT E

                         VOTING TRUST AGREEMENT

    This Agreement, dated as of the ____ day of ____, 1996, among Delta Life and Annuity Company, a Tennessee corporation (the
 Shareholder ), Ronald D. Hunter and _____________ (the  Voting
Trustees ), Boatmen s Trust Company, a national banking association (the Depositary ), and Standard Management Corporation (the
 Company ):


                          W I T N E S S E T H:

    WHEREAS, Company is a corporation organized and existing under the laws of the State of Indiana, with an authorized capital stock divided into 21,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, and 20,000,000 shares of Common Stock, without par value ( Common Stock );

    WHEREAS, the Shareholder owns 250,000 shares of Common Stock;
and

    WHEREAS, in order to insure continuity and stability of policy and management and for the benefit and protection of the present and future holders of Common Stock, pursuant to the terms of the Stock Purchase Agreement dated as of __________, 1996 by and between the Company and the Shareholder (the Stock Purchase Agreement ), the Company, as a condition to the purchase of all of the issued and outstanding shares of the common capital stock of Shelby Life Insurance Company from the Shareholder required the deposit hereunder with the Depositary as agent of the Voting Trustees, of the 250,000 shares of Common Stock being so deposited, and the Shareholder deems the deposit of its stock hereunder to be to its interest:

    NOW, THEREFORE, in consideration of the premises the parties hereby agree as follows:

    1. The Shareholder, simultaneously with the execution hereof, is causing to be issued by the Company in the name of the Voting Trustees and to be deposited with the Depositary as agent for the Voting Trustees, certificates for 250,000 shares of Common Stock which the Shareholder is delivering to the Depositary as agent, properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof in blank duly executed, and in either case accepting in respect thereof, a certificate or certificates issued under this agreement.

    2. The Voting Trustees hereby agree with the Shareholder that, from time to time, upon request, they will cause to be duly issued to the Shareholder, or upon their order, in respect of all Common Stock caused by the Shareholder to be issued in the name of the Voting Trustees as aforesaid, or in exchange for all certificates of shares received from the Shareholder by the Depositary as agent of the Voting Trustees as aforesaid, trust certificates in substantially the form attached hereto as Annex I, to all the terms, conditions and provisions of which the Shareholder hereby assents.

    The Voting Trustees shall have full power to appoint and remove from time to time, agents to sign in their behalf and transfer agents and registrars to register the trust certificates. Such agents and registrars shall at all times be banks or trust companies.

    The trust certificates issued hereunder shall be transferable at the agency of the Voting Trustees, on surrender thereof, by the registered holder in person or by attorney duly authorized, in accordance with such rules as may be reasonably established for that purpose by the Voting Trustees. Until so transferred the Voting Trustees and the Depositary may treat the registered holders as owners thereof for all purposes whatsoever, but the Depositary shall not be required to deliver stock certificates hereunder without the surrender of trust certificates calling therefor.
Every transferee of a certificate or certificates issued hereunder, shall, by the acceptance of such certificate or certificates, become a party hereto with like effect as though an original party hereto, and shall be embraced within the meaning of the term Shareholders whenever used herein. In connection with, and as a condition of, making or permitting any transfer or delivery of stock certificates or trust certificates under any provision of this agreement, the Voting Trustees may require the payment of a sum sufficient to pay or reimburse them, or the Depositary for any stamp tax or other governmental charge in connection therewith.
The transfer books for trust certificates may be closed by the Voting Trustees, at any time prior to the payment or distribution of dividends.

    3. The Voting Trustees hereby designate the Depositary their agent for the custody of the certificates of Common Stock now or hereafter delivered to them hereunder. The certificates of Common Stock delivered to the Depositary duly endorsed in blank or accompanied by proper instruments of assignment of transfer in blank as aforesaid shall be surrendered by the Depositary to the Company and cancelled, and certificates for an equal amount of said Common Stock shall be issued in the name of the Voting Trustees as trustees and delivered to the Depositary. Duplicates of this Agreement shall be filed in the office of the Company in the City of Indianapolis, State of Indiana, and in the office of the Depositary in the City of St. Louis, State of Missouri.

    4.  Upon the termination of this Agreement as provided in
Section 14 hereof, or whenever earlier the Voting Trustees shall decide to make such delivery, the Voting Trustees in exchange for, and upon surrender of, any trust certificate then outstanding, will, in accordance with the terms thereof and subject to Section
6 hereof, deliver, at the office or agency of the Depositary in the City of St. Louis, Missouri, certificates of Common Stock in the amounts called for by the respective trust certificates, and may require the holders of the trust certificates to exchange them for certificates of such Common Stock.

    Whenever, pursuant to the foregoing provisions of Section 4, certificates for Common Stock shall become deliverable and the Voting Trustees shall file with the Depositary an order in writing directing the Depositary to make delivery thereof in exchange for trust certificates, the Depositary shall thereupon have authority as agent to endorse the names of the Voting Trustees upon such share certificates as may be necessary to effectuate such order of the Voting Trustees and to deliver the appropriate certificate or certificates to the holders of Trustees certificates upon the surrender of such Trustees certificates. When the Voting Trustees shall have filed their written order with the Depositary directing the Depositary to make such delivery of share certificates in exchange for Trustees certificates, all further obligation or duty of the Voting Trustees under this Agreement to the holders of trust certificates shall terminate.

    5. Prior to the delivery, or the filing of an order with the Depositary for delivery, of certificates of Common Stock in exchange for trust certificates pursuant to Section 4 hereof, the holder of each trust certificate shall be entitled to receive from time to time payments equal to the dividends, if any, collected by the Voting Trustees upon a like number of shares of Common Stock as is called for by such trust certificate; provided, however, that if any dividend on the Common Stock which may have been deposited hereunder shall be declared and paid or distributed in fully paid Common Stock, the respective holders of trust certificates hereunder shall be entitled to the delivery of trust certificates with respect to the amount of the Common Stock received by the Voting Trustees as such dividend upon the number of such shares of Common Stock called for by their respective trust certificates.
The Voting Trustees, through the Depositary, shall, in such manner and upon such terms, as they, in their discretion, deem reasonable and fair, accord to the holders of trust certificates, in proportion to the number of shares of Common Stock called for therein, the opportunity to exercise, or to dispose of, any rights of subscription to stock or other securities of the Company which at any time during the continuance of this Agreement may accrue in respect of the shares registered in the name of the Voting Trustees.

    6. The term Company, for the purposes of this Agreement and for all rights hereunder, including the issue and delivery of stock, shall be taken to mean the above named Standard Management
Corporation, or any corporation(s) successor to it.

    7. Any Voting Trustee may at any time resign, by delivering to the other Voting Trustees or to the Depositary his resignation in writing, to take effect 30 days thereafter, unless sooner accepted by the remaining Voting Trustees. In every case of death, resignation or inability of any Voting Trustee to act, the vacancy so occurring shall be filled by the appointment of a successor(s), to be made by the Shareholder if the resigning Voting Trustee was originally appointed by the Shareholder, or, by the Company, if the resigning Voting Trustee was originally appointed by the Company, by a written instrument. The term Voting Trustees as used herein, and in said trust certificates, shall apply to the parties of the second part and their successors hereunder. Notwithstanding any change in the Voting Trustees, the Voting Trustees for the time being may adopt and issue trust certificates in the names of the original Voting Trustees, the parties hereto of the second part.

    The Depositary may at any time resign its duties, trust and powers hereunder by giving 90 days notice thereof to the Voting Trustees; and the Depositary may at any time be removed by a written instrument signed by all of the then Voting Trustees and delivered to the Depositary. In every case of the resignation, removal or inability of the Depositary to act, the majority of the Voting Trustees may by writing signed by them and delivered to a successor named therein, elect as successor to the Depositary some other bank or trust company having power to act, and having a capital and surplus of at least Fifty Million Dollars ($50,000,000), which successor shall thereupon be entitled to all the rights, authority and powers hereby conferred on the above-named Depositary. The Depositary so resigning or so removed shall thereupon transfer and deliver to such successor the stock certificates then held by it hereunder, together with all books, registers and other papers pertaining or relating to said stock certificates or to the trust certificates which may from time to time be issued hereunder. The term Depositary as used in this Agreement and in said trust certificates shall apply to the Depositary herein named and its successor(s) at any time hereunder.

    8. The action of a majority of the Voting Trustees, expressed from time to time at a meeting or by writing without a meeting, shall, except as otherwise herein stated, constitute the action of the Voting Trustees and have the same effect as if assented to by all. Any Voting Trustee may vote or may act in person or by proxy. Any meeting of the Voting Trustees may be held by conference telephone. At any meeting of the Voting Trustees the presence of all of the Voting Trustees in person or by proxy shall constitute a quorum. The Voting Trustees may adopt their own rules of procedure. Any Voting Trustee may act as a director of the Company or of any controlled or subsidiary company; and he, or any firm of which he may be member, or any corporation of which he may be a shareholder, director of officer, may, to the extent permitted by law, contract with the Company or with any controlled or subsidiary company, or be or become pecuniarily interested in any matter or transaction to which the Company or any controlled or subsidiary company may be a party, or in which the Company or any controlled or subsidiary company may in any way be concerned, as fully as though he were not a Voting Trustee.

    9. Until delivery, or the filing of and order with the Depositary for delivery, of all stock certificates in accordance with Section 4 hereof, the Voting Trustees shall possess, in respect of any and all stock deposited hereunder, and shall be entitled, in their discretion, but subject to the provisions of this Agreement, to exercise, the right to vote and consent for every purpose. The Voting Trustees shall vote or consent or issue proxies to vote or consent, at shareholders meetings with respect to matters relating to the election of directors of the Company, including setting the number of such directors, in their discretion, except that they shall vote for up to nine nominees for director designated in its discretion by the Company in writing (and shall take such action as may be feasible to effect the election of such nominees, including cumulating the votes of such shares). At or prior to each meeting of shareholders, the Voting Trustees shall deliver to Ronald D. Hunter or his designee a proxy entitling Hunter or such designee to vote all of the shares held by the Voting Trustees with respect to all other matters. The Voting Trustee appointed by the Shareholder shall vote as directed by the Voting Trustee appointed by the Company except in the following circumstances: (a) upon the sale or merger of the Company; (b) upon the book value of the Company, not adjusted by FASB 115 being less than $6.00 per share of Common Stock; (c) upon the sale of significant assets of the Company constituting either twenty-five percent (25%) of assets or revenues; (d) upon three (3) consecutive calendar quarterly losses at the Company consolidated level; or (e) if total adjusted capital is less than one hundred percent (100%) of the Risk-Based Capital ( RBC ) authorized capital level in Standard Life Insurance Company of Indiana. The Voting Trustee appointed by the Company shall vote as directed by the Voting Trustee appointed by the Shareholder with respect to each of the items (a) through and including (e) set forth in the immediately preceding sentence.

The Voting Trustees shall in every such case, within 10 days after receipt of notice of any shareholders meeting called to authorize or consider any such action, cause the Company to mail copies of the notice of such meeting received by them to the holders of the trust certificates hereunder, addressed to them at the address furnished by them to the Depositary. After delivery of all of the stock certificates to the Depositary, any proxy signed by the Depositary as agent of the Voting Trustees shall be sufficient for every purpose, but any proxy issued by the Depositary shall not be recognized if the Voting Trustee shall, either before or after the issuance of a proxy by the Depositary, issue their proxy for the same purpose. Except as set forth above, no voting power passes to holders of trust certificates or to others by or under the trust certificates, or by or under this Agreement, or by or under any agreement, whether by implication or otherwise.

In voting or giving directions for voting the stock represented by the Stock Certificates deposited hereunder, the Voting Trustees, subject to the provisions of this Agreement, shall exercise their best judgment from time to time to select suitable directors, to the end that the affairs of the Company shall be properly managed, and, in voting or giving directions for voting and acting on other matters for shareholders action, the Voting Trustees shall exercise like judgment; but they assume no responsibility with respect to such management or with respect to any action taken by them or taken in pursuance of the issuance of a proxy by their agent, the Depositary, and no Voting Trustee incurs any responsibility as shareholder, trustee, or otherwise, by reason of any error of law or of any matter or thing done or omitted under this Agreement, except for his own individual malfeasance. The Voting Trustees and their successors, as Trustees hereunder, shall receive to the maximum extent permitted by law from the Company indemnity for and against any and all claims and expenses and liabilities by them incurred in connection with, or growing out of, this Agreement, or the bona fide discharge of their duties hereunder.

    10. All notices to be given to the holders of trust certificates shall be given by mail addressed to the registered holders of such trust certificates at the addresses furnished by such holders to the Voting Trustees or to the Depositary. Any call or notice whatsoever, when mailed by the Voting Trustees as herein provided, shall be taken and considered as though personally served on all parties hereto, including the holders of said trust certificates, and upon all parties becoming bound hereby, and such mailing shall be the only notice required to be given under any provision of this Agreement.

    11. The Depositary assumes no responsibility for the acts of the Voting Trustees or of the directors elected in the exercise of the voting power of said stock. The Depositary shall not be required to defend any suit, take any action, incur any expenses or liability hereunder, unless requested in writing by the holders of a majority in interest of the trust certificates or a majority of the Voting Trustees, and indemnified to its satisfaction. The Depositary shall be fully protected and relieved in all cases in acting upon the written directions or with the written approval of a majority of the Voting Trustees; and the Depositary shall in no case be liable by or for any act or omission except only for its own willful default.

    12. No agent or registrar appointed by the Voting Trustees shall be liable or responsible for any action taken or suffered by it in good faith or for anything other than its own individual willful default, and no such agent or registrar shall incur any liability by reason of anything done or permitted to be done at the request or by the permission of the Voting Trustees, and any such agent or registrar shall be fully protected and relieved in all
cases in acting upon the written directions   or with the written
approval of a majority of the Voting Trustees.

    Any agent or registrar appointed by the Voting Trustees may resign upon 90 days written notice to the Voting Trustees or on such shorter notice as the Voting Trustees may accept as sufficient.

    13. This Agreement may be executed in several counterparts, each of which, so executed, shall be deemed to be an original; and such counterparts shall together constitute but one and the same instrument.

    14. This Agreement shall be irrevocable for a period of twenty
(25) months from its effective date and shall terminate twenty (25) months from the effective date.


Voting Trustees                         BOATMEN S TRUST COMPANY
                                        Depositary

_____________________________           By:_________________________________
Ronald D. Hunter                           Vice-President

_____________________________           DELTA LIFE AND ANNUITY COMPANY


                                        By:_________________________________


                                        STANDARD MANAGEMENT CORPORATION

                                        By:_________________________________

                                                          ANNEX I

                          VOTING TRUST CERTIFICATE


No. __________________                                    Common Stock
                                                          _____ Shares


                      STANDARD MANAGEMENT CORPORATION
                          an Indiana Corporation


     This is to certify that ___________________ will be entitled upon surrender of this certificate after payment of a sum sufficient to reimburse the undersigned for any stamp tax or other governmental charge payable thereon, to receive a certificate for _______________ fully paid and nonassessable shares of Common Stock, no par value, of Standard Management Corporation, an Indiana corporation, deposited with the undersigned pursuant to the terms of an agreement (the Agreement ) dated as of ______________, 1996, among Delta Life and Annuity Company and the undersigned Voting Trustees, the original of which is on file at the principal office of Standard Management Corporation in Indianapolis, Indiana. In the interval the holder hereof shall be entitled to receive payments equal to dividends received by the Voting Trustees named in the Agreement or their successors, upon a like number of shares of stock of such class, less any expense chargeable to the holder hereof under the Agreement; such dividends, if received by the Voting Trustees in stock of Standard Management Corporation having general or other voting power, however, to be payable in voting trust certificates in similar form.

     This certificate is issued, subject to, and the holder by accepting the same consents to, all the terms of the Agreement and the acceptance of this certificate shall bind successive holders hereof to all the terms of the Agreement as if the holder were a party to it. No voting right passes by this certificate until the actual delivery of the stock certificates to the Depositary. Upon such delivery, the Voting Trustee shall, according to the provisions of the Agreement, be entitled to exercise all voting rights with respect to the stock.

     No stock certificate shall be deliverable under this certificate until the termination of the Agreement with respect to the shares represented by such certificate.

     In case of a vacancy in the position of Voting Trustee, caused by death, resignation or incapacity to act, the vacancy shall be filled according to the provisions of the Agreement.

     This certificate is transferrable on the books of the Voting Trustees at their office in Indianapolis, Indiana, or at any other place designated by the Voting Trustees, by the holder of record, in person or by a duly authorized attorney in accord with the rules established for that purpose by the voting Trustees, and on surrender of the certificate properly endorsed; but until so transferred, the voting Trustees may treat the holder of record as the owner of the certificate for all purposes whatsoever. In connection with any transfer or delivery of stock certificates or voting trust certificates, the Voting Trustees may require the payment of a sufficient sum to pay or reimburse them for any governmental charge or any stamp tax in connection herewith.

     This certificate shall not be valid until signed by the Voting
Trustees.

     In witness whereof the Voting Trustees have signed this certificate.

Dated: ___________________



__________________________________
Ronald D. Hunter



__________________________________


     For value received __________________ hereby sell, assign and transfer unto _______________________ the within certificate and all rights represented thereby and do hereby irrevocably constitute and appoint ________________ attorney to transfer such certificates on the books of the Voting Trustees in the certificate with full power of substitution in the premises.



___________________________________

Signed in the presence of

_____________________________

                                                                  EXHIBIT F

                  FORM OF CERTIFICATE OF OFFICER OF BUYER


     At the Closing, the Buyer shall deliver to the Seller a certificate, dated the Closing Date, executed by the Chief
Executive Officer or Chief Financial Officer of the Buyer, to the following effect:

     Pursuant to the provisions of Section 8.3 of that certain Stock Purchase Agreement dated ______________, 1996 (the
 Agreement ) by and among Delta Life and Annuity Company (the Seller ), Shelby Life Insurance Company (the Company ), and
Standard Life Insurance Company of Indiana (the Buyer ), and relating to the purchase and sale of 25,000 shares of the common capital stock $100.00 par value of the Company (the Stock ) by the Seller to the Buyer, I, the undersigned [Chief Executive Officer/Chief Financial Officer] of the Buyer do hereby certify to the Seller as follows:

    1.     That I am the duly elected [Chief Executive
Officer/Chief Financial Officer] of the Buyer, and in that capacity have the requisite power and authority to execute and deliver this certificate on behalf of the Buyer;

    2. That the representations and warranties of the Buyer in connection with the Agreement and contained in Article IV thereof and in the Disclosure Schedule attached to the Agreement and the certification given pursuant to Section 6.4(d) of the Agreement are true and correct as of the date of this certificate as though made by the Buyer on and as of the date, whether or not they were untrue or incorrect prior to such date;

    3. That the Buyer has performed and complied with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by the Buyer at or before the Closing, including those specifically referred to in Articles VI and VIII of the Agreement; and

    4. That all of the conditions to the obligations of Seller to sell the Stock to the Buyer set forth in Article VIII of the Agreement have been fulfilled.

                                                                  EXHIBIT G

                     FORM OF BUYER S COUNSEL S OPINION


    At the Closing, Buyer shall deliver to Seller the opinion of its counsel, Stephen M. Coons, to the following effect:

    1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to enter into the Agreement and perform its obligations thereunder.

    2. The execution and delivery of the Agreement by the Buyer and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and the Agreement constitutes the legal, valid, and binding obligation of the Buyer and is enforceable against the Buyer in accordance with the terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any such proceeding therefor may be brought.

    3. The execution and delivery of the Agreement by the Buyer does not, and the performance by the Buyer of its obligations under the Agreement will not, subject to obtaining the approvals contemplated by Sections 5.1 and 6.1 of the Agreement, (a) violate any term or provisions of any Law or any writ, judgment, decree, injunction or similar order applicable to the Buyer; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Buyer; (c) result in the creation or imposition of any Lien upon the Buyer or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations thereunder; or (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Buyer is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations under the Agreement.

    4. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal or state law, including the laws of the State of Tennessee and the State of Indiana, which require the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may be expected to have no material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations thereunder in connection with the execution and delivery of the Agreement and the performance by the Buyer of its obligations thereunder has been obtained or, in the case of any such waiting period, has expired.